Exhibit 2.6

MAUDORE MINERALS LTD.

NOTICE AND MANAGEMENT PROXY CIRCULAR

FOR THE 2013

ANNUAL AND SPECIAL MEETING OF SHAREHOLDERS

TO BE HELD AT

HÔTEL LE CRYSTAL

1100 De La Montagne

Montréal, Québec

June 26, 2013

10:00 a.m. (Montréal time)

There are a number of important matters that each shareholder should carefully consider in connection with the Meeting.

The Board of Directors of Maudore Minerals Ltd. unanimously recommends that shareholders VOTE FOR all matters set out in the Proxy Form.

MAUDORE MINERALS LTD.

NOTICE OF ANNUAL AND SPECIAL MEETING OF SHAREHOLDERS

NOTICE IS HEREBY GIVEN THAT the Annual and Special Meeting of the shareholders (the “Meeting”) of Maudore Minerals Ltd. (the “Corporation”) will be held at the Drummond Room, Hôtel Le Crystal, 1100 De la Montagne, Montréal, Québec, on Wednesday, June 26, 2013, at 10:00 a.m. (Montreal time) for the following purposes:

1.	TO RECEIVE the audited financial statements of the Corporation for the year ended December 31, 2012, together with the report of the independent auditors thereon;

2.	TO ELECT the directors of the Corporation for the ensuing year;

3.	TO RE-APPOINT Raymond Chabot Grant Thornton LLP as auditors of the Corporation for the ensuing year and to authorize the Board of Directors to fix their remuneration;

4.	TO CONSIDER, and if thought advisable, to pass, with or without variation, a resolution to approve a new stock option plan of the Corporation;

5.	TO CONSIDER, and if thought advisable, to pass, with or without variation, a resolution to confirm and ratify the By-Law No.1 of the Corporation; and

6.	TO TRANSACT such other business as may properly be brought before the Meeting or any adjournment thereof.

The accompanying Management Proxy Circular provides additional information relating to the matters to be dealt with at the Meeting.

The Management Discussion and Analysis, the audited financial statements of the Corporation and the independent auditor’s report to the shareholders for the year ended December 31, 2012, is posted on the Corporation’s website at www.maudore.com and on the SEDAR website at www.sedar.com.

Holders of Common Shares on May 24, 2013 at 5:00 p.m. (Montreal time) will be entitled to receive this Notice and to vote at the Meeting either in person or by proxy. The attached Management Proxy Circular explains how shareholders may exercise their right to vote.

For inquiries about the information contained in the Management Proxy Circular or assistance in completing your form of proxy, please contact:

Canadian Stock Transfer Inc.:

by mail at:	Canadian Stock Transfer Company Inc. (CST) as administrative agent for CIBC Mellon Trust Company 320, Bay Street, B1 Level Toronto, ON M5H 4A6

or by telephone:	within Canada and the United States: 1-800-387-0825 and from all other countries: 416-682-3860

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or by fax:	within Canada and the United States: 1-866-781-3111 and from all other countries: 416-368-2502

or by e-mail:	inquiries@canstockta.com

Shareholders who are unable to attend the Meeting are entitled to be represented by proxy and are requested to date, sign and return the enclosed form of proxy in the envelope provided for that purpose or, alternatively, to vote by telephone or over the Internet, the whole in accordance with the instructions on the enclosed proxy form. In order to be valid, proxies must be received at the Toronto office of the Corporation’s transfer agent, CIBC Mellon Trust Company, c/o its administrative agent Canadian Stock Transfer Company Inc., 320 Bay Street, B1 Level, Toronto, Ontario, M5H 4A6, not later than 5:00 p.m. (Montréal time) on June 21, 2013, or not later than 48 hours (excluding Saturdays, Sundays and statutory holidays in Montréal) before any adjourned Meeting.

Dated at Rouyn-Noranda, Québec, this 27th day of May, 2013.

By Order of the Board of Directors

(s) Julie Godard
Julie Godard
Corporate Secretary

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MAUDORE MINERALS LTD.

MANAGEMENT PROXY CIRCULAR

ANNUAL AND SPECIAL MEETING OF SHAREHOLDERS

TO BE HELD ON JUNE 26, 2013

SOLICITATION AND REVOCATION OF PROXIES

This Management Proxy Circular (the “Circular”) is furnished in connection with the solicitation of proxies by or on behalf of the management of Maudore Minerals Ltd. (“Maudore” or the “Corporation”) to be used at the Annual and Special Meeting of Shareholders of the Corporation or any adjournment thereof (the “Meeting”) to be held at the time and place for the purposes set forth in the foregoing Notice of Annual and Special Meeting of Shareholders (“Notice of Meeting”). The solicitation will be done by mail and the cost of solicitation will be borne by the Corporation.

The persons named in the accompanying form of proxy are directors or officers of the Corporation. However, each holder (“Shareholder”) of common shares of the Corporation (“Common Shares”) has the right to appoint a person (who need not be a Shareholder) other than the persons specified in the form of proxy to represent the Shareholder at the Meeting. Such right may be exercised by inserting the name of such person in the blank space provided in such form of proxy and depositing the completed proxy with Canadian Stock Transfer Company Inc., by mail to or in person at Proxy Department, 320 Bay Street, Banking Hall, Toronto, Ontario, M5H 4A6, by fax to 416-368-2502, or toll free in North America to 1-866-781-3111, not later than 5:00 p.m. (Montreal time) on June 21, 2013, or not later than 48 hours (excluding Saturdays, Sundays and statutory holidays in Montreal) before any adjourned Meeting. The chairman of the Meeting may waive this time limit for receipt of proxies by Canadian Stock Transfer Company without notice.

It is important to ensure that any other person appointed attends the Meeting and is aware that he or she has been appointed to vote the shares. Proxy holders should, upon arrival at the Meeting, present themselves to a representative of Canadian Stock Transfer Company Inc.

A Shareholder who has given a proxy may revoke it by an instrument in writing executed by the Shareholder or by his attorney authorized in writing and depositing it either (i) at the registered office of the Corporation to the attention of the Corporate Secretary no later than the last business day preceding the day of the Meeting, or any adjournment thereof, at which the proxy is to be used, or (ii) with the chairman of such Meeting on the day of, but prior to the commencement of the Meeting or any adjournment thereof. A Shareholder may also revoke a proxy by delivering another form of proxy duly signed and bearing a later date, by depositing it in the above manner or in any other manner permitted by law.

VOTING OF PROXIES

The persons named in the enclosed form of proxy will vote or withhold from voting the Common Shares in respect of which they are appointed in accordance with the direction of the Shareholders appointing them on any ballot that may be called for and, if the Shareholder specifies a choice with respect to any matter to be acted upon, the Common Shares will be voted accordingly. Where such a Shareholder fails to specify a choice, the persons named in the enclosed form of proxy will vote the Common Shares represented by such proxy (i) in favour of the election of each of the directors whose names appear therein and under the heading “Election of Directors”, (ii) in favour of the appointment of the firm Raymond Chabot Grant Thornton LLP as the Corporation’s auditors, (iii) in favour of the adoption of the 2013 Stock Option Plan; and (iv) in favour of the confirmation and ratification of the By-Law No.1 of the Corporation.

There are four ways for registered Shareholders to vote their Common Shares. A Shareholder is a registered Shareholder if his or her name appears on his or her share certificate. A registered Shareholder may: (i) vote in person at the Meeting; (ii) complete and sign the enclosed form of proxy and appoint one of the named persons or another person the Shareholder chooses to represent him and to vote his shares at the Meeting and mail it; (iii) vote electronically on the Internet; or (iv) vote by telephone. Shareholders should make sure that the person they appoint is aware that she or he is appointed and attends the Meeting. Completing, signing and returning the form of proxy does not preclude a Shareholder from attending the Meeting in person. If a Shareholder does not wish to attend the Meeting or does not wish to vote in person, the Shareholder’s proxy will be voted or withheld from voting, in accordance with the instructions specified on his or her proxy, on any ballot that may be called at the Meeting. If the Shareholder is a corporation or other legal entity, the form of proxy must be signed by an officer or attorney authorized by such corporation or other legal entity.

To vote by telephone, registered Shareholders should call 1-866-221-8278. To vote electronically, registered Shareholders must go to the following Internet site: www.proxypush.ca/MAO, and enter their personalized 12-digit e-voting control number printed on their form of proxy and follow the instructions on the screen.

If a registered Shareholder wishes to attend the Meeting and wishes to vote her or his shares in person at the Meeting, it is not necessary for the registered Shareholder to complete or return the form of proxy. Registered Shareholders votes will be taken and counted at the Meeting. Registered Shareholders should register with the Corporation’s transfer agent, Canadian Stock Transfer Company Inc, upon arrival at the Meeting.

The enclosed form of proxy confers discretionary authority upon the persons named therein with respect to amendments or variations to matters identified in the Notice of Meeting and to other matters which may properly come before the Meeting. At the time of this Circular, the management of the Corporation knows of no such amendment, variation or other matter expected to come before the Meeting other than the matters referred to in the Notice of Meeting.

ADVICE TO BENEFICIAL HOLDERS OF SHARES

The information set forth in this section should be reviewed carefully by the non-registered shareholders of the Corporation. Shareholders who do not hold their Common Shares in their own name (the “Beneficial Shareholders”) should note that only proxies deposited by Shareholders who appear on the records maintained by the Corporation’s registrar and transfer agent as registered holders of Common Shares will be recognized and acted upon at the Meeting. If the Common Shares are not registered in the Shareholder’s own name, they are held in the name of a “nominee”, usually a bank, trust company, securities dealer or broker or other financial institution. Applicable securities laws and regulations require nominees of Beneficial Shareholders to seek their voting instructions in advance of the Meeting. Therefore, unless a Beneficial Shareholder has previously informed its nominee that he or she does not wish to receive material relating to Shareholders’ meetings, he or she will receive this Circular in a mailing from its nominee, together with a form of proxy or voting instruction form. Each nominee has its own signature and return instructions. It is important that the Beneficial Shareholder comply with these instructions if he or she wants the voting rights attached to her or his shares to be exercised. If the Beneficial Shareholder which has submitted a proxy wishes to change his voting instructions, the Beneficial Shareholder should contact his nominee to find out whether this is possible and what procedure to follow.

Neither the Corporation nor its registrar and transfer agent have a record of the names of the Beneficial Shareholders of the Corporation. If a Beneficial Shareholder attends the Meeting, neither the Corporation nor the registrar and transfer agent will have knowledge of the Beneficial Shareholder’s shareholdings or its entitlement to vote, unless the nominee has appointed the Beneficial Shareholder as proxyholder. Therefore, if you are a Beneficial Shareholder and wish to vote in person at the Meeting, you must insert your name in the space provided on the form of proxy or voting instruction form sent to you by your nominee. By doing so, you are instructing the nominee to appoint you as proxyholder. It is important that the signature and return instructions provided by the nominee are complied with. It is not necessary to otherwise complete the form as you will be voting at the Meeting.

All references to Shareholders in this Circular and the accompanying Form of Proxy and Notice of Meeting are to registered Shareholders unless specifically stated otherwise.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

At the date of this Circular, to the best of its knowledge and except as disclosed herein in this Circular, the management of the Corporation is not aware of any person who may have an interest in any matter to be acted upon whether such interest is by way of beneficial ownership of securities or otherwise, except that such persons may be directly involved in the normal business of the Meeting or the general affairs of the Corporation.

VOTING SECURITIES AND PRINCIPAL HOLDERS

May 24, 2013 was the record date for purposes of determining the Shareholders entitled to receive notice of and to vote at the Meeting. As at May 24, 2013, there were 47,241,522 Common Shares of the Corporation issued and outstanding. Each Common Share entitles the holder thereof on record as of May 24, 2013, to one vote for each Common Share. In the event of any transfer of Common Shares by any shareholder after this date, the transferee is entitled to vote those shares if he or she produces properly endorsed share certificates or otherwise established that he or she owns the shares, and requests that Canadian Stock Transfer Company Inc includes the transferee’s name on the shareholders’ list of the Corporation, at least five days prior to the Meeting.

To the knowledge of the management of the Corporation, as at May 24, 2013, no person beneficially owned, directly or indirectly, or exercised control or direction over more than 10% of the issued and outstanding securities of the Corporation, except Rex Seager Harbour and Cyrus Capital Partners L.P., who have declared in the System for Electronic Disclosure by Insiders (“SEDI”) that they were holding respectively 9,406,762 Common Shares (representing 19,9% of the outstanding Common Shares) and 7,254,505 Common Shares (representing 15,4% of the outstanding Common Shares). Mr. Harbour also declared he was holding 2,242,478 common share purchase warrants of the Corporation and Cyrus Capital Partners L.P. declared it was holding 3,627,252 common share purchase warrants of the Corporation. Such securities are held by Mr. Harbour indirectly through City Securities Ltd. and The Harbour Foundation and those held by Cyrus Capital Partners L.P. are held indirectly by FBC Holdings Sarl. Dr. Daniel Harbour, director of the Corporation, is a trustee of The Harbour Foundation.

As of the date hereof, the directors and executive officers of the Corporation as a group own beneficially, directly or indirectly, or exercise control or direction over approximately 1,292,448 Common Shares (representing approximately 2.7% of the outstanding Common Shares).

AGENDA FOR SHAREHOLDERS MEETING

1.	PRESENTATION OF THE AUDITOR’S REPORT, MD&A AND AUDITED FINANCIAL STATEMENTS

The management discussion and analysis and the audited financial statements of the Corporation for the year ended December 31, 2012, together with the auditor’s report thereon, will be presented before the Meeting but will not be subject to a vote. The audited financial statements and the Corporation’s 2012 management discussion and analysis can be consulted on the SEDAR’s website at www.sedar.com and on the Corporation’s website at www.maudore.com.

2.	ELECTION OF DIRECTORS

The Board of Directors of the Corporation (the “Board”) currently consists of seven members. The terms of office of each of the current directors of the Corporation expires at the Meeting. The seven nominees whose names are listed below are nominated by Management of the Corporation for election at the Meeting as directors of the Corporation. The persons named in the enclosed proxy form intend to vote for the election of each of the nominees listed below unless the shareholder signing a proxy has indicated his desire to abstain from voting regarding the election of directors. Each director will hold office until the next annual meeting of shareholders of the Corporation or until the election of his successor, unless he or she resigns or his or her office becomes vacant by removal, death or other cause.

Six of the nominees are currently directors of the Corporation and four of them are “independent” within the meaning of Regulation 52-110 – Audit Committees (“Regulation 52-110”). Gregory Struble, new nominee, will not be an independent director as he will act as President and Chief Executive Officer of the Corporation, effective June 11, 2013.

The following table sets forth the name and municipality of residence, office held with the Corporation, date on which each first became a director, principal occupation during the last five years and number of Common Shares held by each of the directors of the Corporation as of May 24, 2013. The information on nominees in the following table has been furnished by the respective nominees individually.

Name and Municipality of Residence	Offices Held	Term	Principal Occupation	Number of Common Shares Beneficially Owned, or Controlled or Directed, Directly or Indirectly
Kevin Tomlinson Richmond, Surrey, UK	Director, Chairman and since February 2013, Chief Executive Officer	July 2012 - Present	Director of Centamin Plc, non- executive director of Samco Gold Limited and Deputy Chairman and Lead independent director Besra Gold Inc. since January 2012; Chairman of Medusa Mining Ltd. from 2005 to 2010; Chairman of Dragon Mountain Gold Ltd. from 2006 to 2008; managing investment banking with Westmind Partners, Thomas Weisel Partners and Stifel from August 2006 to January 2012.	1,140,448

George Fowlie (1) Toronto, Ontario, Canada	Director and since December 2012, Deputy Chairman and Director of Corporate Development	July 2012 - Present	Managing Director of Grf Capital Advisors from February 2008 to present; Deputy Chairman and head of investment banking with Westwind Capital Partners from 2004 to 2008.	70,000

Dr. Daniel Harbour (2)(3) London, England, UK	Director	July 2012 - Present	Associate Professor of Cognitive Science of Language at Queen Mary University of London from July 2012 to present; Director of HDG Ltd. since March 2005 (private company); Trustee of The Harbour Foundation since March 2008.	0

Keith Harris (1)(3) Toronto, Ontario, Canada	Director	July 2012 - Present	President, corporate director and consultant of Naiscott Capital Corporation from January 2011 to present; President and Chief Financial Officer of Stifel Nicolaus Canada Inc. from January 2008 to December 2010; Chief Financial Officer of Westwind Partners Inc. from 2002 to 2008.	27,500

Robert L. Pevenstein (1)(2) Hunt Valley, Maryland, USA	Director	November 2010 - Present	President of Princeville Partners LLC. Chairman of Copper Mesa Mining Corporation from 2004 to present; Director of QuadraMed Corporation from 2003 to 2010; Chairman of QuadraMed Corporation from 2005 to 2010 and of unlisted American company, EMIDA Corporation.	16,000

Name and Municipality of Residence	Offices Held	Term	Principal Occupation	Number of Common Shares Beneficially Owned, or Controlled or Directed, Directly or Indirectly
Raynald Vezina (2)(3) Québec, Québec, Canada	Director	July 2012 - Present	Consultant Mining Engineer. Director and member of Audit Committee of Richmont Mines Inc. from October 2006 to May 2012; Director of Matamec Explorations Inc. from October 2004 to June 2008 and from October 2012 to present.	11,000

Gregory Struble Toronto, Ontario, Canada	Nominee Mr. Struble will act as President and CEO of the Corporation effective June 11, 2013.	—	Mining Engineer with over 30 years of experience in underground mining. Executive Vice President and Chief Operating Officer for North American Palladium Ltd. from December 2010 to May 2013; Executive Vice President and Chief Operating Officer of Stillwater Mining Company from February 2008 to August 2010; Project Manager for Barrick Gold Corporation from March 2007 to February 2008.	0

(1)	Member of the Audit Committee
(2)	Member of the Compensation Committee
(3)	Member of the Corporate Governance and Nominating Committee

Cease Trade Orders, Bankruptcies, Penalties or Sanctions

The foregoing information, not being within the knowledge of the Corporation, has been furnished by the respective directors. No director, proposed director or executive officer is, or has been within the last ten years, a director, chief executive officer or chief financial officer of any company that:

(a)	was subject to a cease trade order, an order similar to a cease trade order, or an order that denied the relevant company access to any exemption under applicable securities legislation, and which in all cases was in effect for a period of more than 30 consecutive days (an “Order”), which Order was issued while the director or executive officer was acting in the capacity as director, chief executive officer or chief financial officer of such company, with the exception of Robert Pevenstein who has been a director of Copper Mesa Mining Corporation, a reporting issuer in the provinces of British Columbia, Ontario and Quebec. There is a cease trade order on the shares of this issuer since April 2010 for failure to file its annual and interim financial statements; or

(b)	was subject to an Order that was issued after the proposed director ceased to be a director, chief executive officer or chief financial officer and which resulted from an event that occurred while that person was acting in the capacity as director, chief executive officer or chief financial officer of such company.

No director, proposed director or executive officer of the Corporation:

(a)	is, or has been within the last ten years, a director or executive officer of any company that, while that person was acting in that capacity, or within a year of that person ceasing to act in that capacity, became bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency or was subject to or instituted any proceedings, arrangement or compromise with creditors or had a receiver, receiver manager or trustee appointed to hold its assets, with the exception of Keith Harris who has been a director of Frontline Technologies, which was voluntarily put into bankruptcy in January 2013;

(b)	has, within the last ten years, become bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency or become subject to or instituted any proceedings, arrangement or compromise with creditors or had a receiver, receiver manager or trustee appointed to hold his, her or its assets;

(c)	has been subject to any penalties or sanctions imposed by a court relating to securities legislation or by a securities regulatory authority or has entered into a settlement agreement with a securities regulatory authority; or

(d)	has been subject to any other penalties or sanctions imposed by a court or regulatory body that would likely be considered important to reasonable investor in making an investment decision regarding the Corporation.

3.	RE-APPOINTMENT OF AUDITORS

Raymond Chabot Grant Thornton LLP have been the auditors of the Corporation since 2001. Management proposes that Raymond Chabot Grant Thornton LLP be reappointed as the auditors of the Corporation for the financial year ending December 31, 2013 and that the Board be authorized to fix their remuneration.

The persons named in the enclosed proxy form intend to vote FOR the reappointment of Raymond Chabot Grant Thornton LLP, chartered accountants, as independent auditors of the Corporation and the authorization for the Board to fix their remuneration unless the Shareholder specifies that his or her proxy form be withheld from voting thereon.

4.	APPROVAL OF A NEW COMMON SHARE PURCHASE OPTION PLAN

The Corporation currently has one Common Share Stock Option plan in effect, which was adopted in 1997 (the “1997 Stock Option Plan”) and amended from time to time to increase the maximum number of Common Shares issuable under the 1997 Stock Option Plan, which currently provides that a maximum of 5,000,000 Common Shares may be issued thereunder. Since the inception of the 1997 Stock Option Plan, the Corporation has issued 1,834,432 Common Shares pursuant thereto, representing 3.8% of the Corporation’s issued and outstanding Common Shares. The 1997 Stock Option Plan was adopted more than 15 years ago and the Board believes that it needs to be updated with current standards and rules under the TSX Venture Exchange (the “Exchange”). Accordingly, the Board has adopted a new Common Share purchase option plan on May 27, 2013 (the “2013 Stock Option Plan”), which is subject to the approval of the Exchange and to any amendments that may be required by the Exchange to comply with its policies and obtain its approval. The following is a summary of the main dispositions of the 2013 Stock Option Plan (the “Plan”).

Eligible Participants

Persons who may receive share purchase options under the Plan (“Stock Options”) are the officers, directors, employees and consultants of the Corporation or of its subsidiaries (the “Eligible Participants”).

Shares Reserved for Issuance

The maximum number of Common Shares that may be issued under Stock Options granted under the Plan from time to time shall be equal to 10% of the issued and outstanding Common Shares of the Corporation.

The Plan, together with all of the Corporation’s previously established and outstanding stock option plans or grants, does not allow at any time: i) the aggregate number of Common Shares reserved for issuance under Stock Options granted to insiders (as a group) of the Corporation at any point of time exceeding 10% of the issued Common Shares; ii) the grant to insiders (as a group) of the Corporation within a 12 month period of an aggregate number of Stock Options exceeding 10% of the issued Common Shares, calculated at the date a Stock Option is granted to any insider; or iii) the aggregate number of Stock Options granted to any one person (including any companies that are wholly owned by that person) within a 12 month period exceeding 5% of the issued Common Shares, calculated on the date a Stock Option is granted to that person, unless the

Corporation has obtained the requisite disinterested shareholder approval in accordance with the policies of the Exchange.

The number of Stock Options to be granted to any one consultant in a 12 month period must not exceed 2% of all the issued Common Shares of the Corporation, calculated on the date of grant of such Stock Options to the consultant.

The aggregate number of Stock Options to be granted to all persons retained to provide investor relations activities must not exceed 2% of the issued Common Shares of the Corporation in any 12 month period, calculated on the date of grant of such Stock Options to any such person. Stock Options granted to persons retained to provide investor relations activities must vest in stages over a period of not less than 12 months, with no more than ¼ of the Stock Options vesting in any three month period.

Exercise Price

The Board determines the exercise price of the Common Shares underlying the Stock Options when such Stock Options are granted. The exercise price per Common Share shall not be less than the last closing price of the Common Shares on the Exchange on the day on which the Options are granted.

Expiry and Vesting

The expiry date of a Stock Option shall be the 10th anniversary of the date of grant unless a shorter period of time is otherwise set by the Board at the time the particular Stock Option is granted.

Stock Options shall be exercisable in whole or in part, and from time to time, at any time following the vesting date of the Stock Options and prior to the expiry of their term, but provided that if a Stock Option expires during a black-out period (as may be determined in a policy of the Corporation to prevent insiders from trading in the Common Shares), then the Stock Option shall remain exercisable until the period ending up to ten business days after the end of such black-out period, notwithstanding the natural expiry of its term, except that in no event may such exercise occur more than ten years after the initial grant date of the Stock Option.

Subject to the Board’s sole discretion in establishing or modifying vesting dates of Stock Options, from time to time, Stock Options granted shall vest, and become exercisable, upon and subject to such terms, conditions and limitations as contained in the Plan and otherwise as the Board may from time to time determine with respect to each Stock Option.

Termination of Stock Options

Any Stock Option or part thereof not exercised prior to the expiry date shall terminate and become null, void and of no effect.

In the event of the death of an optionholder during the term of the Eligible Participant’s Options, any vested Stock Options theretofore granted to that person shall be exercisable within, but only within, the period of one year next succeeding the Eligible Participant’s death, and in no event after the expiry date of the Stock Option. In the event of the death of an Eligible Participant prior to the vesting date of any of the Stock Options, the Board shall have the discretion to accelerate the vesting of any unvested Stock Options.

If any optionholder shall cease to be an Eligible Participant for any reason, other than termination for cause or death, he or she may exercise any vested Stock Options issued under the Plan that is then exercisable, but only within the period that is ninety (90) days from the date that he or she ceases to be an Eligible Participant. In the event that an optionholder ceases to be an Eligible Participant of the Corporation because of termination for cause, the Stock Options of the optionholder not exercised at such time shall immediately be cancelled on the date of such termination and be of no further force or effect whatsoever notwithstanding anything to the contrary in the Plan.

Non-Transferability of Stock Options

Subject to applicable law, no Stock Option granted under the Plan shall be assignable or transferable otherwise than by will or by the laws of descent and distribution or to an Eligible Participant’s registered retirement savings plan (“RRSP”) or registered retirement income fund (“RRIF”), provided that the participant is, during the participant’s lifetime, the sole beneficiary of the RRSP or RRIF.

Administration

The Plan shall be administered by the Board, or any committee appointed by the Board to administer the Plan. The interpretation, construction and application of the Plan shall be made by the Board and shall be final and binding on all Stock Options granted under the Plan and all persons eligible to participate under the provisions of the Plan.

Amendments

Subject to limitations provided in the Plan requiring approval of the shareholders of the Corporation, the Board may at any time, and from time to time, amend any provision or terminate the Plan, subject to all applicable laws and prior Exchange approval at the time of such amendment or termination, and, without limiting the generality of the foregoing, may amend vesting and termination provisions under the Plan and make amendments for the purpose of complying with any changes in any applicable laws and policies of the Exchange, or for any other purpose which may be permitted by applicable laws, provided that, any such amendment or termination shall not alter the terms or conditions of any Stock Option or impair any right of any optionholder pursuant to any Stock Option granted prior to such amendment or termination.

Adjustments

The Plan provides that the aggregate number of Common Shares issuable under the Plan shall be appropriately and equitably adjusted in the event of an arrangement, reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation, rights offering or any other change in the corporate structure or securities of the Corporation. Stock Options granted under the Plan may contain such provisions as the Board may determine with respect to the adjustments to be made in the number of Common Shares covered by such Stock Options and in the Option exercise price in the event of such change.

Implementation

The Plan shall become effective upon its approval by the Exchange and by shareholders of the Corporation at the Meeting. Any Stock Options of the Corporation previously granted which remain outstanding as at the date of approval by the Board of the 2013 Stock Option Plan will be deemed to have been issued under and will be governed by the terms of the 2013 Stock Option Plan.

The complete text of the 2013 Stock Option Plan is available to shareholders on request from the Secretary of the Corporation. Shareholders wishing to receive a copy of the 2013 Stock Option Plan should contact the Secretary of the Corporation at 101 A, Principale Avenue, Suite 200, Rouyn-Noranda, Québec, J9X 2M1, telephone: 819-797-9336.

The following resolution approving the 2013 Stock Option Plan must be passed by a majority of the votes cast thereon at the Meeting by Shareholders.

“BE IT HEREBY RESOLVED THAT:

1.	The 2013 Stock Option Plan, for which the main terms are described in the management information circular delivered in respect of the Meeting of Shareholders of the Corporation, is hereby approved;

2.	Any of the officers or directors of the Corporation be and he is hereby authorized to modify the 2013 Stock Option Plan in order to satisfy any requirement of the Exchange; and

3.	Any of the officers or directors of the Corporation be and is hereby authorized for and on behalf of the Corporation to execute and deliver all documents and instruments and to take all such other actions as such officer or director may deem necessary or desirable to implement the foregoing resolutions and the matters authorized hereby.

Unless specified in the form of proxy that Common Shares represented by the proxy shall be voted against, the persons whose names are printed on the form of proxy will vote FOR the resolution approving the 2013 Stock Option Plan.

5.	APPROVAL OF BY-LAW NO. 1

The Corporation’s By-Law No.1, relating generally to the conduct of the affairs of the Corporation, was originally enacted on October 1, 1996. In order to conform the Corporation’s by-laws to its current obligations as a public company and other revisions which are contained in the Business Corporations Act (Ontario) (the “OBCA”), the Board determined that it is in the best interest of the Corporation to enact new by-laws and on July 19, 2012, a new By-Law No.1 was adopted (“New By-Law No.1”). In large measure, New By-Law No.1 reflects requirements of the OBCA to which the Corporation is already subject. New By-Law No. 1 is currently effective but is subject to confirmation by the Shareholders of the Corporation at the Meeting.

Among other things, New By-law No.1:

•	Updates the residency qualifications of directors and members of committees to be consistent with the requirements under the OBCA;

•	Includes limits on the liability of directors and officers consistent with the Act and updates the Corporation’s indemnity obligations to directors and officers;

•	Fixes quorum requirements for shareholder meetings at two persons present in person, each being a shareholder entitled to vote or a duly appointed proxyholder or representative for a shareholder so entitled, irrespective of the number of shares held by such persons.

The above is a partial review of the provisions contained in the New By-Law No.1. Shareholders are urged to review the New By-Law No.1 in its entirety, attached hereto as Schedule A to this Circular.

New By-Law No.1 was approved by the Board on July 19, 2012 and is in effect until it is confirmed, confirmed as amended or rejected by Shareholders at the Meeting, and if confirmed or confirmed as amended, the New By-Law No.1 will continue in effect in the form in which it was so confirmed. If Shareholders reject the confirmation of New By-Law No. 1, the former By-Law No.1 will become effective again, as of the date of the Meeting (and not retroactively).

The Board recommends that the Shareholders vote FOR the following resolution. To become effective, the resolution must be passed by Shareholders, with or without amendment, by the affirmative vote of at least a simple majority of the votes cast at the meeting, or any adjournment thereof.

“BE IT RESOLVED THAT:

1.	New By-Law No. 1 substantially in the form attached as Schedule A to the Corporation’s management information circular is hereby approved, ratified and confirmed as a by-law of the Corporation; and

2.	any director or officer of the Corporation be and he or she is hereby authorized and directed, for and on behalf of the Corporation, to execute and deliver all such documents and to do all such other acts or things as he or she may determine to be necessary or advisable to give effect to the new By-Law No.1 and to the intent of the above paragraph of this resolution and to all authorized matters.”

Unless specified in the form of proxy that Common Shares represented by the proxy shall be voted against, the persons whose names are printed on the form of proxy will vote FOR the resolution confirming and ratifying the New By-Law No.1.

6.	OTHER MATTERS

Management of the Corporation knows of no other matter to come before the Meeting other than those referred to in the Notice of Meeting. However, if any other matters which are not known to the management should properly come before the Meeting, the accompanying form of proxy confers discretionary authority upon the persons named therein to vote on such matters in according with their best judgment.

STATEMENT OF EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

For the purposes of this heading, Regulations under Canadian Securities Acts designate as “Named Executive Officers”, the Chief Executive Officer (the “CEO”), the Chief Financial Officer (the “CFO”) and the three most highly compensated executive officers, other than the CEO and CFO, who were serving as executive officers at the end of the financial year and whose total compensation was exceeding $150,000 individually. The Named Executive Officers of the Corporation covered by this definition for the year ended December 31, 2012 were Ronald Shorr, CEO until July 19, 2012, Kevin Weston, Chief Operating Officer (“COO”) until October 19, 2012, Rene Amstutz, CFO and Dr. Howard Carr, CEO from July 19, 2012 to the end of the year.

Compensation Committee

In order to assist the Board in fulfilling its oversight responsibilities, the Board has established a compensation committee (the “Compensation Committee”), which was comprised of Scott Jobin-Bevans, Stephen McGruder and Robert Pevenstein until July 19, 2012 and is currently comprised of Robert Pevenstein (chairman), Raynald Vézina and Dr. Daniel Harbour. All the current members of the Compensation Committee are independent members of the Board within the meaning of Regulation 52-110.

The Compensation Committee’s purpose is to: (i) establish the objectives that will govern the Corporation’s compensation program for the directors and officers; (ii) oversee and approve the compensation and benefits to the CEO and other senior officers; (iii) recommend to the Board for approval the executive and directors compensation; (iv) oversee the Corporation’s stock option plan; and (v) promote the clear and complete disclosure to shareholders of material information regarding executive compensation.

Compensation Process and Objectives

The Compensation Committee relies on the knowledge and experience of its members to set appropriate levels of compensation for the Named Executive Officers. Neither the Corporation nor the Compensation Committee currently has any contractual arrangement with any compensation consultant or advisor.

The Compensation Committee reviews and makes determinations with respect to senior officer compensation on an annual basis. When determining senior officer compensation, the Compensation Committee evaluates the CEO’s achievements during the preceding year.

For the year ended December 31, 2012, the Corporation was not generating revenues from operations. As a result, the use of traditional performance standards, such as corporate profitability, was not considered by the Compensation Committee to be appropriate in the evaluation of CEO performance. Compensation is based, in part, on industry compensation practices, trends in the mining industry as well as achievement of the Corporation’s business plans. Performance is largely dependent on elements beyond the control of management, such as the price of gold, market conditions and the results of the exploration programs. In evaluating the performance of management, the Compensation Committee also considers the following corporate-level goals: (i) obtaining equity financing, as required; (ii) where and how exploration is conducted; (iii) the quality and quantity of the exploration properties; and (iv) the marketing of the Corporation.

For the year ended December 31, 2012, the compensation arrangements for the Corporation’s Named Executive Officers were composed of two components: (i) the payment of an amount in cash, as consulting fees for the CEO and CFO and an annual salary for the COO in place until October 19, 2012; and (ii) the grant of stock options. A competitive remuneration is aimed to attract and retain skilled persons necessary to achieve corporate objectives. The grant of stock options is aimed to motivate and reward senior officers to increase shareholder value by the achievement of long-term corporate strategies and objectives, while it does not require cash disbursement from the Corporation.

Compensation

The Named Executive Officers’ compensation is reviewed annually to ensure it reflects a balance of market conditions, the level of responsibilities, the skill and competencies of the individual, retention considerations as well as the level of demonstrated performance. Compensation is set by the Compensation Committee on the basis of its opinion as to a fair and responsible compensation package, taking into account the contribution of each Named Executive Officer to the Corporation’s long-term growth and the Compensation Committee members’ knowledge of remuneration practices in Canada.

Stock Options

The grant of options (“Options”) to purchase Common Shares of the Corporation pursuant to its stock option plan (the “Stock Option Plan”) is an integral component of the compensation package of the Named Executive Officers. The Compensation Committee believes that the grant of Options to senior officers and common share ownership by such officers serves to motivate achievement of the Corporation’s long-term strategic objectives and the result will benefit all shareholders. Options are awarded by the Board based upon the recommendation of the Compensation Committee, which bases its decisions upon the participant’s position, responsibility levels and contribution to the Corporation’s objectives. The Compensation Committee considers the overall number of Options that are outstanding relative to the number of outstanding Common Shares in determining whether to make any new grants of Options and the size of such grants. (See under “Securities Authorized for Issuance under Equity Compensation Plan”).

Summary Compensation Table *

The following table provides information for the financial years ended December 31, 2012, 2011 and 2010, regarding compensation paid to or earned by the Named Executive Officers.

Name and principal position of NEO	Year	Salary	Option- based Awards(5)	All other Compensation		Total Compensation
		($)	($)	($)		($)
Dr. Howard Carr (1) CEO	2012	0	0	136,111	(1)	136,111
Ronald Shorr (2)	2012	0	0	110,000	(2)	110,000
CEO	2011	0	210,750	120,000	(2)	330,750
	2010	0	630,000	120,000	(2)	750,000
Rene Amstutz (3)	2012	0	0	6,000	(3)	6,000
CFO	2011	0	28,100	6,000	(3)	34,100
	2010	0	0	1,500	(3)	1,500
Kevin Weston (4)	2012	231,290	0	0		231,290
COO	2011	187,500	360,000	0		547,500

*	Columns (d) (f) and (g) of Art. 3.1 of Form 51-102F6 are not relevant and have been excluded.
(1)	Dr. Carr was appointed CEO on July 19, 2012. The compensation to Dr. Carr was paid as consulting fees.
(2)	Mr. Shorr ceased to act as CEO on July 19, 2012. Until that date, the compensation to Mr. Shorr was paid on a monthly basis, as consulting fees. Following his resignation, additional amounts totaling $40,000 were paid to Mr. Shorr as severance payments in 2012, out of a $180,000 severance commitment to be paid over 18 months.
(3)	Mr. Amstutz was appointed CFO on October 1, 2010. This amount was paid to Mr. Amstutz on a quarterly basis, as consulting fees.
(4)	Mr. Weston was appointed COO as of March 29, 2011 and resigned as of October 19, 2012. An annual base salary of $250,000 was payable to the COO on a monthly basis. A retirement allowance of $75,000 was settled and paid in May 2013.
(5)	The Black-Scholes methodology was used in determining the fair value of options awarded. At the date of the grant, the weighted-average fair value of stock options granted was $0.83 per option in 2012, $2.81 per option in 2011 and $2.80 in 2010. The following hypotheses were taken into consideration:

	2012	2011	2010
Risk-free interest rate	1.37%	2.56%	2.73%
Expected average life	5 yr	5 yr	5 yr
Expected weighted volatility	62.3%	49.8%	48.4%
Expected dividend yield	0%	0%	0%

Incentive Plan Awards

The following table indicates all option awards outstanding as at December 31, 2012 to each Named Executive Officer. There are no share-based awards for any director or officer of the Corporation.

Name	Number of Securities Underlying Unexercised Options (#)	Option Exercise Price ($)	Option Expiration Date	Value of Unexercised In- the-Money Options ($)(1)
	400,000	1.85	27-04-2014	0
Ronald Shorr (2)	225,000	6.20	10-11-2015	0
	75,000	6.54	20-04-2016	0
Rene Amstutz	10,000	6.54	20-04-2016	0
Kevin Weston (3)	125,000	6.54	20-04-2016	0
Howard Carr (4)	0	—	—	—

(1)	The value of unexercised in-the-money options is calculated using the closing price of the Common Shares of the Corporation on the TSX Venture Exchange on December 31, 2012 ($1.42), less the respective exercise prices of the options.
(2)	Ronald Shorr resigned as director and CEO as of July 19, 2012. Pursuant to a settlement agreement, his options remain in force until their expiry date.
(3)	Kevin Weston resigned as COO in October 2012 and his options have expired without being exercised in January 2013.
(4)	The grant of stock options to Dr. Carr, CEO, was deferred due to tax issues arising from his country of residence.

The following table shows the Option-Based Awards value vested for each Named Executive Officer during the year ended December 31, 2012.

Name	Option-Based Awards - Value Vested During the Year (1) ($)
Ronald Shorr	0
Rene Amstutz	0
Kevin Weston	0
Howard Carr	—

(1)	The dollar amount is the aggregate value that would have been realized if the options granted during the year ended December 31, 2012 had been exercised on the vesting date of these options.

Pension Plan and Benefits

The Corporation has no pension plan in place for the benefit of its officers and directors.

Termination and Change of Control Benefits

There are no contract, agreement, plan or arrangement that provides for payments to the Named Executive Officers as of December 31, 2012 at, following or in connection with any termination (whether voluntary, involuntary or constructive), resignation, retirement, a change in control of the Corporation or a change in the Named Executive Officers’ responsibilities.

In October 2012, the COO left the Corporation and in settlement of his claim in interpreting termination clauses in his employment agreement, the Corporation agreed to pay him a retirement allowance of $75,000, which was paid after the year ended December 31, 2012.

DIRECTOR’S COMPENSATION

The Compensation Committee is responsible for developing the directors’ compensation plan which is approved by the Board. The objectives of the directors’ compensation plan are to compensate the directors in a manner that is cost effective for the Corporation and competitive with other comparable companies and to align the interests of the directors with the shareholders.

Since the election of a new Board on July 19, 2012, each director, except the CEO, the Chairman of the Board and the Deputy Chairman, receives a monthly retainer of $2,000. No additional amount is paid to the directors for their participation to committees of the Board. However, an additional amount of $5,000 is paid annually to the Chair of the Audit Committee and of $2,500 to the Chair of the other committees.

The following table summarizes the compensation paid or payable and the options granted during the year ended December 31, 2012 to the directors of the Corporation, except the Named Executive Officers.

Name	Fees Earned ($)	Option-based Awards(6) ($)	All other Compensation	Total ($)
Anne Slivitzky(1)	8,280	41,500	46,012	87,512
Yale Simpson(1)	4,130	0	nil	4,130
Stephen McGruder (2)	4,130	0	nil	4,130
Morris Beattie (2)	4,130	0	nil	4,130
Scott Jobin-Bevans(2)	4,130	0	nil	4,130
Robert Pevenstein	26,333	62,250	nil	83,583
Raynald Vézina(3)	11,333	62,250	nil	73,583
Daniel Harbour(3)	12,514	62,250	nil	74,764
Keith Harris(3)	13,694	62,250	nil	75,944
George Fowlie(3)(4)	10,306	124,500	46,600	181,406
Kevin Tomlinson (3)(5)	—	228,250	133,611	361,861

(1)	Anne Slivitzky and Yale Simpson ceased to be directors at the beginning of June, 2012. Ms. Slivitzky has been acting as consultant to the Corporation since August 1, 2012 and as Interim COO since October 19, 2012 and received consultant fees in that regard, as indicated under “All other Compensation”.
(2)	Stephen McGruder, Morris Beattie and Scott Jobin-Bevans ceased to act as directors on July 19, 2012.
(3)	Raynald Vezina, Daniel Harbour, Keith Harris, George Fowlie and Kevin Tomlinson were elected as directors on July 19, 2012.
(4)	Mr. Fowlie became Deputy Chairman and Director of Corporate Development at the beginning of December 2012 and no director’s fees were paid to him for that month. He has been receiving fees of $6,000 per month for this role since December 2012, which amount is included in the compensation indicated under “All other Compensation”. Mr. Fowlie was also paid $40,600 for his additional work for the Corporation before he became its Deputy Chairman and Director of Corporate Development.
(5)	Since his election as a director on July 19, 2012, Mr. Tomlinson has been acting as Chairman of the Board and was paid $48,611 for this role in the year ended December 31, 2012. Mr. Tomlinson also received a compensation of $85,000 for his work in the proxy contest, which ended at the annual and special meeting of shareholders of the Corporation held on July 19, 2012, where a new board of directors was elected.
(6)	In determining the fair value of options awarded in 2012, the Black-Scholes methodology was used with the following hypotheses: (i) risk-free interest average rate: 1.37%; (ii) expected weighted volatility in the market price of the Common Shares: 62.32%; (iii) dividends yield: 0%; and (iv) expected life: five years. The weighted fair value per option, established on the basis of such methodology, is $0.83.

The following table indicates all option-based awards to the Corporation’s directors, except the Named Executive Officers, outstanding as at December 31, 2012. There are no share-based awards for any director or officer of the Corporation.

Name	Number of Securities Underlying Unexercised Options (#)	Option Exercise Price ($)	Option Expiration Date	Value of Unexercised In- the-Money Options ($)(1)
	50,000	6.20	10-11-2015	0
Robert Pevenstein	75,000	6.54	28-04-2016	0
	75,000	2.20	07-12-2017	0
	80,000	1.85	27-04-2014	0
Anne Slivitzky(2)	100,000	6.20	10-11-2015	0
	50,000	2.20	07-12-2017	0
Raynald Vezina	75,000	2.20	07-12-2017	0
Daniel Harbour	75,000	2.20	07-12-2017	0
Keith Harris	75,000	2.20	07-12-2017	0
George Fowlie	150,000	2.20	07-12-2017	0
Kevin Tomlinson	275,000	2.20	07-12-2017	0

(1)	The value of unexercised in-the-money options is calculated using the closing price of the Common Shares of the Corporation on the TSX Venture Exchange on December 31, 2012 ($1.42), less the respective exercise prices of the options.
(2)	Anne Slivitzky ceased to act as a director at beginning of June 2012 and has been acting as consultant to the Corporation since August 2012 and as Interim COO since October 2012.

The following table shows the Option-Based Awards value vested for each director, except the Named Executive Officers, during the year ended December 31, 2012.

Name	Option-Based Awards Value Vested During the Year (1) ($)
Robert Pevenstein	0
Anne Slivitzky(2)	0
Raynald Vezina	0
Daniel Harbour	0
Keith Harris	0
George Fowlie	0
Kevin Tomlinson	0

(1)	The dollar amount is the aggregate value that would have been realized if the options granted during the year ended December 31, 2012 had been exercised on the vesting date of these options.
(2)	Anne Slivitzky ceased to act as a director at beginning of June 2012 and has been acting as consultant to the Corporation since August 2012 and as Interim COO since October 2012.

Securities Authorized for Issuance under Equity Compensation Plan

The following table gives certain information as of December 31, 2012, being the Corporation’s most recently completed financial year, with respect to any compensation plan under which equity securities of the Corporation are authorized for issuance.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders Stock Option Plan	2,025,000	$3.50	1,140,568
Equity compensation plans not approved by security holders - None	N/A	N/A	N/A

Total	2,025,000	$3.50	1,140,568

Pursuant to the 1997 Stock Option Plan, the Corporation may, from time to time, grant to eligible directors, officers, employees and consultants of the Corporation, options to acquire Common Shares in such number, at such exercise prices, and for such terms as may be determined by the Board. The Plan has been in place since June 1997 and it was last amended in June 2007, June 2009 and June 2011 to increase the maximum number of Common Shares that may be reserved and issued under the Plan, which is currently at 5,000,000. On May 27, 2013, the Board has adopted a new Stock Option Plan, which is subject to the approval of the TSX Venture Exchange and of shareholders of the Corporation. Refer to the section “APPROVAL OF A NEW COMMON SHARE PURCHASE OPTION PLAN”.

Under the 1997 Stock Option Plan, the exercise price may not be lower than the closing price of the Common Shares of the Corporation on the TSX Venture Exchange on the last trading day prior to the grant of the options. The maximum number of Common Shares which may be reserved for issuance to any one person pursuant to stock options during a twelve-month period may not exceed 5% of the Common Shares outstanding at the time of grant (on a non-diluted basis). The maximum number of Common Shares which may be reserved for issuance to all insiders of the Corporation pursuant to the 1997 Stock Option Plan may not exceed 10% of the Common Shares outstanding at the time of grant (on a non-diluted basis). No more than 2% of the issued shares of the Corporation may be granted to any one consultant in any 12 month period. No more than 2% of the issued shares of the Corporation may be granted to a person conducting investor relations activities in any 12 month period.

The Board may, in its sole discretion, determine the time during which stock options shall vest and the method of vesting, or that no vesting restriction shall exist, provided that options issued to consultants performing investor relations activities must vest in stages over 12 months with no more than ¼ of the options vesting in any three month period.

All options must be exercised no later than 5 years from the date of the grant and they are not transferable other than by will or by the laws of descent and distribution. Unless otherwise decided by the Board, if a director, employee or consultant ceases to act as such for any reason other than death, each option held by such person will be exercisable during 90 days following the date on which such person ceased to be a participant under the 1997 Stock Option Plan but only up to and including the original option expiry date. Options granted to a person engaged in investor relations activities must expire within 30 days after this person ceases to be employed to provide such services.

Indebtedness of Directors and Executive Officers

As at May 24, 2013, no director, executive officer, employee or former director, executive officer or employee of the Corporation was indebted to the Corporation in connection with the purchase of securities of the Corporation or for any other reason and no indebtedness of such persons is or has been the subject of a guarantee, support agreement, letter of credit or other similar arrangement or understanding provided by the Corporation.

Directors’ and Officers’ Liability Insurance

For the year ended December 31, 2012, the Corporation maintained insurance for the benefit of the Corporation’s directors and officers against any liability incurred by them in capacity as directors and officers. The policy provided coverage in respect of a maximum total liability of $5 million, subject to a deductible of $25,000 per claim. The annual premium amounted to $14,940 and was paid by the Corporation.

INFORMATION ON THE AUDIT COMMITTEE

Audit Committee’s Charter

The Audit Committee Charter is annexed as Schedule B to this Circular.

Composition of the Audit Committee

The Audit Committee is currently composed of Keith Harris (chair), George Fowlie and Robert Pevenstein. Under Regulation 52-110, a director of an audit committee is “independent” if he or she has no direct or indirect material relationship with the issuer, that is, a relationship which could, in the view of the Board, reasonably be expected to interfere with the exercise of the member’s independent judgment. The Board has determined that a majority of the members of the audit committee are independent. Mr. Fowlie is not considered as independent since he has been appointed as Deputy Chairman and Director of Corporate Development in December 2012.

The Board has determined that all members of the Audit Committee are “financially literate” within the meaning of Regulation 52-110, that is, each member has the ability to read and understand a set of financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of the issues that can reasonably be expected to be raised by the Corporation’s financial statements.

Education and Relevant Experience

The education and related experience of each Audit Committee member that is relevant to the performance of his or her responsibilities are set out below.

Keith Harris

Mr. Harris is a Chartered Accountant with over 20 years of experience in investment banking. He graduated with a Bachelor of Commerce degree from the University of Toronto, obtained his Chartered Accountant designation with Ernst & Young LLP, and is a member of the Ontario Institute of Chartered Accountants. Mr. Harris has been the President of Naiscott Capital Corporation, which specializes in financial advisory services, since January 2011. He is currently a director of Whiteknight Acquisitions II Inc., a capital pool company and director of Smart Employee Benefits Inc. since July 2012. Prior to his role with Naiscott Capital Corporation, from January 2008 to December 2010, he was the President and Chief Financial Officer of Stifel Nicolaus Canada Inc. (and its predecessor company Thomas Weisel Partners Canada Inc.), the Canadian broker-dealer subsidiary of Stifel Financial Corp., a financial holding company listed on the New York Stock Exchange. Prior to January 2008, Keith was the Chief Financial Officer of Westwind Partners Inc. which was acquired by Thomas Weisel Partners Inc. in January 2008. He has also served as Chief Financial Officer of Octagon Capital Corporation, an independent Canadian investment dealer providing opportunities and advice to institutional investors and corporate clients.

Robert L Pevenstein

Mr. Pevenstein is a Certified Public Accountant and member of the American Institute of CPA’s and is holder of a master in Business Administration from Pepperdine University (USA). He has been senior accountant for the firm Price Waterhouse in Washington from 1974 to 1977, adjunct assistant professor of accounting at the University of Maryland from 1976 to 1984, Vice-President Finance and Chief Financial Officer for Radiation Systems Inc., in Virginia from 1977 to 1987 and Senior Vice-President and Chief Financial Officer of New York Stock Exchange-listed United Nuclear Corporation, which was sold to General Electric in 1997. Mr.

Pevenstein has also been Chairman of the audit committee of NASDAQ listed QuadraMed Corporation and of Copper Mesa Mining Corporation.

George Fowlie

Mr. Fowlie obtained his MBA from the University of Western Ontario and his ICD.D designation from The Directors Education Program at the Rotman School of Management, University of Toronto. Since February 2008, Mr. Fowlie has been Managing Director of Grf Capital Advisors, a financial advisory service for capital market participants primarily providing strategic planning services to companies in a wide range of industries. Over his 40 year career in corporate finance, he has gained extensive experience in commercial banking, merchant banking, investment banking, private equity and mezzanine debt funds. Prior to his role with Grf Capital Advisors, he served as deputy chairman and head of investment banking with Westwind Capital Partners, a U.S., Canadian and U.K. full service securities broker, from 2004 to 2008, which he helped to build into an international natural resource focused firm until it was acquired in 2008 by Thomas Weisel Partners. Mr. Fowlie is currently a member of the board of directors of the privately held companies Melford International Terminal Inc., March Entertainments Inc., Brunico Inc. and Cardswap.ca Inc. He also previously served as a member of the board of directors of several public TSX listed companies, including CFCF Inc., Telular Inc., PC Docs Inc. and Xenos Group Inc. Mr. Fowlie is currently the Chair of Outward Bound Canada.

Pre-approval Policies and Procedures for Audit Services

The Audit Committee must pre-approve all non-audit services to be provided to the Corporation by its external auditor.

External Auditor Service Fees

	Financial Years ended December 31,
	2012	2011
Audit Fees (1)	$49,000	$47,500
Audit-related Fees (2)	$5,000	$0
Tax Fees (3)	$25,600	$0
All Other Fees (4)	$4,650	$0

(1)	Corresponds to the aggregate fees billed by the Corporation’s external auditor for audit services provided to the Corporation.
(2)	Corresponds to the aggregate fees billed by the Corporation’s external auditor for assurance and related services provided to the Corporation that are reasonably related to the performance of the audit or review of the Corporation’s financial statements and are not reported under item “Audit Fees”.
(3)	Corresponds to the aggregate fees billed by the Corporation’s external auditor for professional services provided to the Corporation regarding tax compliance, tax advice and tax planning.
(4)	Corresponds to the aggregate fees billed by the Corporation’s external auditor for products and services provided to the Corporation other than the services reported under items “Audit Fees”, “Audit-Related Fees” and “Tax Fees”.

Audit Committee Oversight

Since the commencement of the Corporation’s financial year ended December 31, 2012, no recommendation of the Audit Committee to nominate or compensate an external auditor has not been adopted by the Board.

Reliance on Certain Exemptions

With the exception of what is indicated below, the Corporation did not rely on exemptions for “de minimis non-audit services” and on any other exemption set out in Sections 6 and 8 of Regulation 52-110 for the year ended December 31, 2012. For the year ended December 31, 2012, the Corporation did not rely on Section 6.1 of Regulation 52-110 to be exempted from the requirement of Section 3.1(3) of Regulation 52-110 which requires that each member of the Audit Committee shall be independent. The Corporation is relying on the exemption set out in Section 6.1 of Regulation 52-110 with respect to certain reporting obligations set out in Part 5 of Regulation 52-110.

INTEREST OF INFORMED PERSONS IN MATERIAL TRANSACTIONS

For the purposes of this Circular, “informed person” means: (i) a director or executive officer of the Corporation; (ii) a director or executive officer of a person or company that is itself an informed person or subsidiary of the Corporation; (iii) any person or company who beneficially owns or exercise control or direction over, directly or indirectly, voting securities of the Corporation carrying more than 10% of the voting rights attached to all outstanding voting securities of the Corporation, other than voting securities held by the person or company as underwriter in the course of a distribution; and (iv) the Corporation if it has purchased, redeemed or otherwise acquired any of its own securities, for so long as it holds any of its securities.

Other than as set out below or as may be set out herein, to the best of the Corporation’s knowledge, no informed person of the Corporation has or had, directly or indirectly, any material interest in any transaction since the commencement of the Corporation’s most recently completed financial year or in any proposed transaction which has materially affected or would materially affect the Corporation.

On December 18, 2012, the Corporation closed term loans amounting to $3.25 million (the “Term Loans”). The lenders included City Securities Limited (“City Securities”), a corporation owned by Mr. Rex Harbour, an insider and shareholder of the Corporation with control or direction of more than 10% of the total issued and outstanding Common Shares, and an entity associated by Mr. Kevin Tomlinson, the Chairman of the Corporation. The Term Loans were repaid by the Corporation in accordance with the terms and conditions of the Term Loans in April, 2013.

The Corporation closed a brokered private placement on April 12, 2013 for an amount of $15,506,000, representing 17,039,835 units at a price of $0.91 each (the “Units”), each Unit being comprised one Common Share and one-half of one Common Share purchase warrant, each whole warrant entitling the holder to purchase one Common Share until April 12, 2015 at a purchase price of $1.13. City Securities purchased 4,484,957 Units and an entity associated by Kevin Tomlinson purchased 1,140,448 Units. Certain other officers and directors, namely George Fowlie, Deputy Chairman, Ingrid Martin, Chief Financial Officer, Anne Slivitzky, Interim COO, Robert Pevenstein, Director, Raynald Vezina, Director and Keith Harris, Director also purchased, in the aggregate, 159,500 Units.

Julie Godard, Corporate Secretary of the Corporation, also renders professional services to the Corporation as legal counsel. In 2012, the Corporation paid her an amount of $55,071 for professional services and disbursements incurred for the benefit of the Corporation. Management considers that these transactions were concluded in the ordinary course of business of the Corporation.

STATEMENT OF CORPORATE GOVERNANCE PRACTICES

Regulation 58-101-Disclosure of Corporate Governance Practices (“Regulation 58-101”) sets out a series of guidelines for effective corporate governance. The guidelines address matters such as the composition and independence of corporate boards, the functions to be performed by boards and their committees, and the effectiveness and education of board members. Each reporting issuer such as the Corporation must disclose on an annual basis and in prescribed form, the corporate governance practices that it has adopted. The following is the Corporation required annual disclosure of its corporate governance practices.

1.	Board of Directors

(a)	Disclose the identity of directors who are independent.

All the current Board members are considered “independent” within the meaning of Regulation 52-110 respecting Audit Committees (“Regulation 52-110”), except Kevin Tomlinson, Chairman and Chief Executive Officer and George Fowlie, Deputy Chairman and Director of Corporate Development.

(b)	Disclose whether or not a majority of directors are independent. If a majority of directors are not independent, describe what the board of directors does to facilitate its exercise of independent judgment in carrying out its responsibilities.

The Board is currently composed of seven directors, of which five are considered as independent within the meaning of Regulation 52-110. Accordingly, a majority of the Board is independent. After the Meeting, assuming Gregory Struble is elected as director, he will not be considered independent in reason of his role as CEO effective June 11, 2013. The Board will be composed of seven directors, of which four will be considered as independent. A majority of directors will be independent.

(c)	If a director is presently a director of any other issuer that is a reporting issuer in a jurisdiction or a foreign jurisdiction, identify both the director and the other issuer.

The members of the Board are presently directors of the following issuers that are reporting issuers in a jurisdiction in Canada or a foreign jurisdiction:

Director	Reporting Issuer Name
Howard Carr	none

George Fowlie	none

Daniel Harbour	none

Keith Harris	Smart Employee Benefits Inc.
WhiteKnigt Acquisitions II Inc.

Robert Pevenstein	Copper Mesa Mining Corp.

Kevin Tomlinson	Besra Gold Inc.
Olympus Pacific Minerals Inc.
Samco Gold Limited
Centamin Plc

Raynald Vézina	Matamec Explorations Inc.

(d)	Disclose whether or not the independent directors hold regularly scheduled meetings at which non-independent directors and members of management are not in attendance. If the independent directors hold such meetings, disclose the number of meetings held since the beginning of the issuer’s most recently completed financial year. If the independent directors do not hold such meetings, describe what the board does to facilitate open and candid discussion among its independent directors.

The independent directors of the Board do not hold meetings at which non-independent directors and members of management are not in attendance. Considering the actual size of the Board, the nature of the Corporation’s activities and the experience of each of the members of the Board, the presence of the non-independent directors at the Board meetings does not prevent the independent directors from engaging in open discussion regarding any issues that may come before the Board.

(e)	Disclose whether or not the chair of the board in an independent director. If the board has a chair or lead director who is an independent director, disclose the identity of the independent chair or lead director, and describe his or her role and responsibilities. If the board has neither a chair that is independent nor a lead director that is independent, describe what the board does to provide leadership for its independent directors.

Kevin Tomlinson is the current Chairman of the Board (the “Chairman”). Mr. Tomlinson is not an independent director. See below under “Position Description” for specific details regarding the Chairman’s responsibilities.

(f)	Disclose the attendance record of each director for all board meetings held since the beginning of the issuer’s most recently completed financial year.

At the annual and special meeting of shareholders held on July 19, 2012, a new Board was elected, comprised of six new directors and of Robert Pevenstein, who was a director of the Corporation since 2010. Board meetings are generally held by conference calls. The following table provides the attendance of the previous and of the current Board members. Anne Slivitzky and Yale Simpson ceased to be directors at the beginning of June 2012.

Directors up to July 19, 2012	Attendance
Ronald Shorr	12/12
Anne Slivitzky	8/8
Morris Beattie	6/12
Yale Simpson	8/8
Stephen McGruder	12/12
Scott Jobin-Bevans	7/12
Robert Pevenstein	12/12

Directors from July 19, 2012
Kevin Tomlinson	5/5
George Fowlie	5/5
Howard Carr	4/5
Keith Harris	5/5
Daniel Harbour	4/5
Raynald Vezina	4/5
Robert Pevenstein	5/5

2.	Board Mandate

(a)	Disclose the text of the board’s written mandate. If the board does not have a written mandate, describe how the board delineates its role and responsibilities.

The Board does not currently have a written mandate. The principal duty and responsibility of the Board is its stewardship responsibility, including overseeing the management of the Corporation and its operations. The day-to-day management of the business and affairs of the Corporation is delegated by the Board to the Chief Executive Officer who is expected to report to the Board on a regular basis regarding the results and activities. Additionally, the Board carries out its mandate directly and through the recommendations it receives from the Board committees, which operate under written mandates.

The Board approves the Corporation’s significant business decisions and material transactions such as acquisitions of mineral exploration properties, financings, significant expenditures, security issuances, the granting of options to purchase shares and any other decisions as required by applicable legislation. In addition, transactions or agreements in respect of which a director or officer has a material interest must be approved by the independent directors.

Considering the industry in which the Corporation is involved, the Board periodically reevaluates its objectives to take in account the different opportunities and market risks for the benefit of the shareholders.

The Board approves all the Corporation’s major communication. The Corporation communicates with its shareholders, the investment community and the general public through the dissemination of regular press releases pertaining to its business operations and progress. In addition, the Corporation maintains a website which includes corporate and other relevant information on its business operations and assets. Shareholders can communicate directly with the Corporation in a number of ways, including e-mail (info@maudore.com) through its website.

3.	Position Description

(a)	Disclose whether or not the board has developed written position descriptions for the chair and the chair of each board committee. If the board has not developed position descriptions for the chair and/or the chair of each board committee, briefly describe how the board delineates the role and responsibilities of each such position.

The Board is responsible for choosing the Chair of the Board and of the committees. The Board has not developed written position descriptions for these positions.

The primary role and responsibility of the Chair of the Board is to oversee the activities of the Board and assume the leadership role with respect to establishing a transparent process for managing the Corporation, elaborating the mandate of the Board committees and reviewing and evaluating the performance of the Board as a whole.

In particular, the Chair of the Board: (i) establishes the agenda for each Board meeting; (ii) chairs all meetings with a view to taking advantage of the individual strengths of each of the members of the Board; (iii) ensures that the Board is provided with full information on the situation of the Corporation, its business and other matters that may come before the Board from time to time; and (iv) encourages open and effective communication between the management of the Corporation and the Board.

The primary role and responsibility of the Chair of each committee of the Board is to: (i) ensure that the committee fulfills its mandate, as determined by the Board; (ii) chair the meetings of the committee; (iii) report thereon to the Board; and (iv) act as liaison between the committee and the Board and, if necessary, management of the Corporation.

(b)	Disclose whether or not the board and CEO have developed written position description for the CEO. If the board and CEO have not developed such a position description, briefly describe how the board delineates the role and responsibilities of the CEO.

The Board is responsible for choosing the CEO. The Board and CEO have not developed written position description for this position.

The primary responsibility of the CEO is to carry out the strategic plan approved by the Board for the Corporation. As the principal manager of the Corporation, the CEO provides leadership, direction and support to the members of the Board in the exercise of their duties.

4.	Orientation and Continuing Education

(a)	Briefly describe what measures the board takes to orient new directors regarding: (i) the role of the board, its committees and its directors, and (ii) the nature and operation of the issuer’s business.

The Board has not developed an orientation or training program for the new directors and generally takes such measures as are appropriate to orient each new director on a case-by-case basis. The Board members are experienced managers who are or have been on the board of directors of other public companies.

(b)	Briefly describe what measures, if any, the board takes to provide continuing education for its directors. If the board does not provide continuing education, describe how the board ensures that its directors maintain the skill and knowledge necessary to meet their obligations as directors.

The Board does not formally provide continuing education to its directors. By using a Board composed of experienced professionals with a wide range of financial, exploration and mining expertise and who have experience with other public companies, the Corporation ensures that the Board operates effectively and efficiently.

5.	Ethical Business Conduct

(a)	Disclose whether or not the board has adopted a written code for the directors, officers and employees.

The Board does not currently have a written code of ethics and conduct for the directors and officers. The Corporation had only one employee (its COO) for the year ended December 31, 2012.

(b)	Describe any steps the board takes to ensure directors exercise independent judgment in considering transactions and agreements in respect of which a director or executive officer has a material interest.

Directors who have, or may be reasonably perceived to have, a personal interest in a transaction or agreement being contemplated by the Corporation are required to declare such interest at any directors’ meeting where the matter is being considered and to refrain from voting on such matter.

(c)	Describe any other steps the board takes to encourage and promote a culture of ethical business conduct.

All Board members are or have been members of other reporter issuers and have solid track records in spheres ranging from financial to exploration and mining in order to ensure a culture of ethical business conduct.

6.	Nomination of Directors

(a)	Describe the process by which the board identifies new candidates for board nomination.

The Corporate Governance and Nominating Committee is responsible for developing and reviewing the Corporation’s management succession and development plans; review and assess the size, composition and operation of the Board and committees of the Board to ensure effective decision-making and identify and assess new candidates for nomination to the Board. New candidates are identified to the members of the Corporate Governance and Nominating Committee by directors, officers and shareholders of the Corporation after canvassing industry and other contacts. The Corporate Governance and Nominating Committee may also, from time to time, use the services of a search consulting firm in order to assist it in identifying suitable candidates.

(b)	Disclose whether or not the board has a nominating committee composed entirely of independent directors. If the board does not have a nominating committee composed entirely of independent directors, describe what steps the board takes to encourage an objective nomination process.

The Corporate Governance and Nominating Committee is currently composed of three members, all of whom are independent. The Board considers that the Corporate Governance and Nominating Committee ensures an objective process for determining the nomination of the directors.

(c)	If the board has a nominating committee, describe the responsibilities, powers and operation of the nominating committee.

The Corporate Governance and Nominating Committee: (i) makes recommendations to the Board regarding minimum qualifications of director candidates, and processes for identifying and nominating directors; (ii) evaluates the business experience, or specialized skills or experience of directors candidates; (iii) determines each proposed nominee’s qualifications for service on the Board; (iv) considers issues involving possible conflicts of interests of directors or potential directors; (v) evaluates and recommends to the Board when new members should be added to the Board, and recommends a replacement member to the Board when a vacancy occurs; (vi) evaluates the performance of each director before recommending to the Board his or her nomination for an additional term as director; (vii) considers annually the establishment and membership of committees of the Board, the chairmanship of such committees and recommends to the Board director nominees for each committee; and (viii) annually conducts a review of the performance of the Board as a whole and of individual members of the Board.

7.	Compensation

(a)	Describe the process by which the board determines the compensation for the issuer’s directors and officers.

The Compensation Committee is mandated to review and recommend to the Board for approval the compensation of the members of the Board and the senior executives of the Corporation. The process by which the Board has determined the compensation of its executive officers and directors is described in the section “Compensation Discussion and Analysis” of this Circular.

(b)	Disclose whether or not the board has a compensation committee composed entirely of independent directors. If the board does not have a compensation committee composed entirely of independent directors, describe what steps the board takes to ensure an objective process for determining such compensation.

The Compensation Committee is currently composed of three independent members. Accordingly, a majority of the Compensation Committee is independent. The Board considers that the Compensation Committee ensures an objective process for determining the compensation of directors and officers.

(c)	If the board has a compensation committee, describe the responsibilities, power and operation of the compensation committee.

The Compensation Committee has the primary responsibility to: (i) establish the objectives that will govern the Corporation’s compensation program for the directors and officers; (ii) oversee and approve the compensation and benefits paid to the CEO and other senior officers, if any; (iii) recommend to the Board for approval the executive and directors compensation; (iv) oversee the Corporation’s stock option plan; and (v) promote the clear and complete disclosure to shareholders of material information regarding executive compensation.

(d)	If a compensation consultant or advisor has, at any time since the beginning of the issuer’s most recently completed financial year, been retained to assist in determining compensation for any of the issuer’s directors and officers, disclose the identity of the consultant or advisor and briefly summarize the mandate for which they have been retained. If the consultant or advisor has been retained to perform any other work for the issuer, state that fact and briefly describe the nature of the work.

The Corporation did not engage any compensation consultant or advisor during the most recently completed fiscal year.

8.	Other Board Committees

If the board has standing committees other than the audit and compensation and nominating committee, identify the committees and describe their function.

The Board’s only other standing committee is the Corporate Governance and Nominating Committee.

Corporate Governance and Nominating Committee:

Current members of the Corporate Governance and Nominating Committee are Daniel Harbour (chair), Keith Harris and Raynald Vezina. The Corporate Governance and Nominating Committee shall assist the Board in fulfilling its responsibilities for sound corporate governance practices, including conducting periodic reviews of the Corporation’s corporate governance charter, determining which Board and committee members are independent, and identifying, evaluating and recommending suitable candidates for nominees as directors.

9.	Assessments

Disclose whether or not the board, its committees and individual directors are regularly assessed with respect to their effectiveness and contribution. If assessments are regularly conducted, describe the process used for the assessments. If assessments are not regularly conducted, describe how the board satisfies itself that the board, its committees, and its individual directors are performing effectively.

The Board has not established a formal policy to monitor the effectiveness and contribution of the directors, the Board and its committees but it believes that its relatively small size and the service of its members across multiple committees facilitate informal discussions and the evaluation of members’ contributions within that framework. The Corporate Governance and Nominating Committee has adopted a charter and shall develop an evaluation process to assess the performance of the Board as a whole and of individual members of the Board and of its committees.

ADDITIONAL INFORMATION

Information contained in this Circular is given as of the date hereof except as otherwise noted. Additional information relating to the Corporation can be found on SEDAR at www.sedar.com. Financial information about the Corporation is contained in its comparative annual financial statements and Management’s Discussion and Analysis for the fiscal year ended December 31, 2012. Copies of the Corporation’s financial statements and MD&A are available on SEDAR at www.sedar.com and upon written request, free of charge, by contacting the Corporate Secretary of the Corporation; 101-A Avenue Principale, Rouyn-Noranda, Quebec, J9X 4P1; telephone (819) 797-9336.

DIRECTORS’ APPROVAL

The contents and the mailing of this Circular have been approved by the Board.

Dated this 27th day of May, 2013.

(s) Kevin Tomlinson

Chief Executive Officer

SCHEDULE A

BY-LAW NO. 1

A by-law relating generally to the

transaction of the business and affairs of

MAUDORE MINERALS LTD.

Contents

One	Interpretation
Two	Business of the Corporation
Three	Borrowing and Security
Four	Directors
Five	Committees
Six	Officers
Seven	Protection of Directors, Officers and Others
Eight	Shares
Nine	Dividends and Rights
Ten	Meetings of Shareholders
Eleven	Notices
Twelve	Effective Date and Repeal

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BE IT ENACTED as a by-law of the Corporation as follows:

SECTION ONE

INTERPRETATION

1.01	Definitions. - In the by-laws of the Corporation, unless the context otherwise requires:

“Act” means the Business Corporations Act (Ontario), or any statute that may be substituted therefor, as from time to time amended;

“appoint” includes “elect” and vice versa;

“articles” means the articles on which is endorsed the certificate of incorporation of the Corporation as from time to time amended or restated;

“board” means the board of directors of the Corporation and “director” means a member of the board;

“by-laws” means this by-law and all other by-laws of the Corporation from time to time in force and effect;

“Corporation” means the corporation incorporated under the Act by the said certificate endorsed on the articles and named “Maudore Minerals Ltd./Mineraux Maudore Ltée”;

“meeting of shareholders” includes an annual meeting of shareholders and a special meeting of shareholders; and “special meeting of shareholders” includes a meeting of any class or classes of shareholders and a special meeting of all shareholders entitled to vote at an annual meeting of shareholders; and

“recorded address” has the meaning set forth in section 11.08.

Save as aforesaid, words and expressions defined in the Act, including “resident Canadian” and “unanimous shareholder agreement”, have the same meanings when used herein. Words importing the singular number include the plural and vice versa; and words importing a person include an individual, sole proprietorship, partnership, unincorporated association, unincorporated syndicate, unincorporated organization, trust, body corporate, and a natural person in his capacity as trustee, executor, administrator, or other legal representative.

SECTION TWO

BUSINESS OF THE CORPORATION

2.01 Registered Office. - The registered office of the Corporation shall be in the municipality or geographic township within Ontario initially specified in its articles and thereafter as the shareholders may from time to time determine by special resolution and at such location therein as the board may from time to time determine.

2.02 Corporate Seal. - The Corporation may, but need not have, a corporate seal and if one is adopted it shall be in a form approved from time to time by the board.

2.03 Financial Year. - Until changed by the board, the financial year of the Corporation shall end on the last day of December in each year.

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2.04 Execution of Instruments. - Deeds, transfers, assignments, contracts, obligations, certificates and other instruments may be signed on behalf of the Corporation by two persons, one of whom holds the office of chair of the board, managing director, president, vice-president or is a director and the other of whom is a director or holds one of the said offices or the office of secretary, treasurer, assistant secretary or assistant treasurer or any other office created by by-law or by the board. In addition, the board or the said two persons may from time to time direct the manner in which and the person or persons by whom any particular instrument or class of instruments may or shall be signed. Any signing officer may affix the corporate seal to any instrument requiring the same.

2.05 Banking Arrangements. - The banking business of the Corporation including, without limitation, the borrowing of money and the giving of security therefor, shall be transacted with such banks, trust companies or other bodies corporate or organizations as may from time to time be designated by or under the authority of the board. Such banking business or any part thereof shall be transacted under such agreements, instructions and delegations of powers as the board may from time to time prescribe.

2.06 Voting Rights in Other Bodies Corporate. - The signing officers of the Corporation under section 2.04 may execute and deliver proxies and arrange for the issuance of voting certificates or other evidence of the right to exercise the voting rights attaching to any securities held by the Corporation. Such instruments shall be in favour of such persons as may be determined by the officers executing or arranging for the same. In addition, the board may from time to time direct the manner in which and the persons by whom any particular voting rights or class of voting rights may or shall be exercised.

2.07 Divisions. - The board may cause the business and operations of the Corporation or any part thereof to be divided into one or more divisions upon such basis, including without limitation types of business or operations, geographical territories, product lines or goods or services, as may be considered appropriate in each case. In connection with any such division the board or, subject to any direction by the board, the chief executive officer may authorize from time to time, upon such basis as may be considered appropriate in each case:

(a)	Subdivision and Consolidation - the further division of the business and operations of any such division into sub-units and the consolidation of the business and operations of any such divisions and sub-units;

(b)	Name - the designation of any such division or sub-unit by, and the carrying on of the business and operations of any such division or sub-unit under, a name other than the name of the Corporation; provided that the Corporation shall set out its name in legible characters in all places required by law; and

(c)	Officers - the appointment of officers for any such division or sub-unit, the determination of their powers and duties, and the removal of any of such officers so appointed, provided that any such officers shall not, as such, be officers of the Corporation.

SECTION THREE

BORROWING AND SECURITY

3.01 Borrowing Power. - Without limiting the borrowing powers of the Corporation as set forth in the Act, but subject to the articles, the board may from time to time on behalf of the Corporation, without authorization of the shareholders:

(a)	borrow money upon the credit of the Corporation;

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(b)	issue, reissue, sell or pledge bonds, debentures, notes or other evidences of indebtedness or guarantee of the Corporation, whether secured or unsecured;

(c)	give a guarantee on behalf of the Corporation to secure performance of any obligation of any person; and

(d)	mortgage, hypothecate, pledge or otherwise create a security interest in all or any currently owned or subsequently acquired real or personal, movable or immovable, property of the Corporation including book debts, rights, powers, franchises and undertakings, to secure any such bonds, debentures, notes or other evidences of indebtedness or guarantee or any other present or future indebtedness, liability or obligation of the Corporation.

Nothing in this section limits or restricts the borrowing of money by the Corporation on bills of exchange or promissory notes made, drawn, accepted or endorsed by or on behalf of the Corporation.

3.02 Delegation. - Unless the articles of the Corporation otherwise provide, the board may from time to time delegate to a director, a committee of the board, or an officer of the Corporation any or all of the powers conferred on the board by section 3.01 to such extent and in such manner as the board may determine at the time of such delegation.

SECTION FOUR

DIRECTORS

4.01 Number of Directors. - Until changed in accordance with the Act, the board shall consist of not fewer than the minimum number and not more than the maximum number of directors provided in the articles.

4.02 Qualification. - No person shall be qualified for election as a director if such person is less than 18 years of age, has been found under the Substitute Decisions Act (Ontario) or under the Mental Health Act (Ontario) to be incapable of managing property or who has been found to be incapable by a court in Canada or elsewhere, is not an individual, or has the status of a bankrupt. A director need not be a shareholder. No election of a person as a director shall be effective unless the person consents in writing on or within ten days after the date of the election. Subject to the Act, at least 25 per cent of the directors shall be resident Canadians, or if there are three directors, at least one director shall be a resident Canadian. At least one-third of the directors shall not be officers or employees of the Corporation or any of its affiliates.

4.03 Election and Term. - Each director named in the articles shall hold office from the date of incorporation until the first meeting of shareholders. The election of directors shall take place at each annual meeting of shareholders and all the directors then in office shall retire but, if qualified, shall be eligible for re-election. Subject to the Act, the number of directors to be elected at any such meeting shall be the number of directors determined from time to time by special resolution or, if the special resolution empowers the directors to determine the number, by resolution of the board. Where the shareholders adopt an amendment to the articles to increase the number or maximum number of directors, the shareholders may, at the meeting at which they adopt the amendment, elect the additional number of directors authorized by the amendment to take office from the effective date of the endorsement of the articles of amendment with respect thereto. The election shall be by resolution. If an election of directors is not held at the proper time, the incumbent directors shall continue in office until their successors are elected.

4.04 Removal of Directors. - Subject to the Act, the shareholders may by ordinary resolution passed at an annual or special meeting of shareholders remove any director from office and the vacancy

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created by such removal may be filled by the election of any qualified individual at the same meeting, failing which it may be filled by the board.

4.05 Vacation of Office. - A director ceases to hold office on death, on removal from office by the shareholders, on ceasing to be qualified for election as a director, on receipt of a written resignation by the Corporation, or, if a time is specified in such resignation, at the time so specified, whichever is later. Until the first meeting of shareholders, the resignation of a director named in the articles shall not be effective unless at the time the resignation is to become effective a successor has been elected.

4.06 Vacancies. - Subject to the Act, a quorum of the board may appoint a qualified individual to fill a vacancy in the board.

4.07 Action by the Board. - The board shall manage or supervise the management of the business and affairs of the Corporation. The powers of the board may be exercised at a meeting (subject to section 4.08) at which a quorum is present or by resolution in writing signed by all the directors entitled to vote on that resolution at a meeting of the board. Where there is a vacancy in the board, the remaining directors may exercise all the powers of the board so long as a quorum remains in office.

4.08 Meeting by Telephone. - If all the directors of the Corporation consent thereto generally or if all the directors of the Corporation present at or participating in the meeting consent, a director may participate in a meeting of the board or of a committee of the board by means of such telephone, electronic or other communications facilities as permit all persons participating in the meeting to communicate with each other, simultaneously and instantaneously, and a director participating in such a meeting by such means is deemed to be present at the meeting. Any such consent shall be effective whether given before or after the meeting to which it relates and may be given with respect to all meetings of the board and of committees of the board.

4.09 Place of Meetings. - Meetings of the board may be held at any place within or outside Ontario and in any financial year of the Corporation a majority of the meetings need not be held in Canada.

4.10 Calling of Meetings. - Meetings of the board shall be held from time to time at such time and at such place as the board, the chair of the board, the managing director, the president or any two directors may determine.

4.11 Notice of Meeting. - Notice of the time and place of each meeting of the board shall be given in the manner provided in Section Eleven to each director not less than 48 hours before the time when the meeting is to be held. No notice of a meeting shall be necessary if all the directors in office are present or if those absent waive notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called. A notice of a meeting of directors need not specify the purpose of or the business to be transacted at the meeting except where the Act requires such purpose or business or the general nature thereof to be specified.

4.12 First Meeting of New Board. - Provided a quorum of directors is present, each newly elected board may without notice hold its first meeting immediately following the meeting of shareholders at which such board is elected.

4.13 Adjourned Meeting. - Notice of an adjourned meeting of the board is not required if the time and place of the adjourned meeting is announced at the original meeting.

4.14 Regular Meetings. - The board may appoint a day or days in any month or months for regular meetings of the board at a place and hour to be named. A copy of any resolution of the board fixing the place

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and time of such regular meetings shall be sent to each director forthwith after being passed, but no other notice shall be required for any such regular meeting except where the Act requires the purpose thereof or the business to be transacted thereat to be specified.

4.15 Chair. - The chair of any meeting of the board shall be the first mentioned of such of the following officers as have been appointed and who is a director and is present at the meeting: chair of the board, managing director or president. If no such officer is present, the directors present shall choose one of their number to be chair.

4.16 Quorum. - Subject to section 4.18, the quorum for the transaction of business at any meeting of the board shall be two-fifths of the number of directors or minimum number of directors, as the case may be, or such greater number of directors as the board may from time to time determine. If the Corporation has fewer than three directors, all the directors shall be present to constitute a quorum.

4.17 Votes to Govern. - At all meetings of the board every question shall be decided by a majority of the votes cast on the question. In case of an equality of votes the chair of the meeting shall not be entitled to a second or casting vote.

4.18 Conflict of Interest. - A director who is a party to, or who is a director or officer of or has a material interest in any person who is a party to, a material contract or transaction or proposed material contract or transaction with the Corporation shall disclose to the Corporation the nature and extent of that interest at the time and in the manner provided by the Act. Such a director shall not attend any part of a meeting of directors during which the contract or transaction is discussed and shall not vote on any resolution to approve the same except as provided by the Act. If no quorum exists for the purpose of voting on such a resolution only because a director is not permitted to be present at the meeting, the remaining directors shall be deemed to constitute a quorum for the purposes of voting on the resolution. Where all of the directors are required to make a disclosure under this section, the contract or transaction may only be approved by the shareholders.

4.19 Remuneration and Expenses. - The directors shall be paid such remuneration for their services as the board may from time to time determine. The directors shall also be entitled to be reimbursed for travelling and other expenses properly incurred by them in attending meetings of the board or any committee thereof. Nothing herein contained shall preclude any director from serving the Corporation in any other capacity and receiving remuneration therefor.

SECTION FIVE

COMMITTEES

5.01 Committees of the Board. - The board may appoint from their number one or more committees of the board, however designated, and delegate to any such committee any of the powers of the board except those which pertain to items which, under the Act, a committee of the board has no authority to exercise.

5.02 Transaction of Business. - The powers of a committee of the board may be exercised by a meeting at which a quorum is present or by resolution in writing signed by all members of such committee who would have been entitled to vote on that resolution at a meeting of the committee. Meetings of such committee may be held at any place in or outside Ontario.

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5.03 Audit Committee. - The board shall select annually from among their number an audit committee to be composed of not fewer than 3 directors of whom a majority shall not be officers or employees of the Corporation or any of its affiliates. The audit committee shall have the powers and duties provided in the Act.

5.04 Advisory Bodies. - The board may from time to time appoint such advisory bodies as it may deem advisable.

5.05 Procedure. - Unless otherwise determined by the board, each committee and advisory body shall have power to fix its quorum at not less than a majority of its members, to elect its chair and to regulate its procedure.

SECTION SIX

OFFICERS

6.01 Appointment. - The board may from time to time appoint a president, one or more vice-presidents (to which title may be added words indicating seniority or function), a secretary, a treasurer and such other officers as the board may determine, including one or more assistants to any of the officers so appointed. One person may hold more than one office. The board may specify the duties of and, in accordance with this by-law and subject to the Act, delegate to such officers powers to manage the business and affairs of the Corporation. Subject to sections 6.02 and 6.03, an officer may but need not be a director.

6.02 Chair of the Board. - The board may from time to time also appoint a chair of the board who shall be a director. If appointed, the board may assign to the Chair any of the powers and duties that are by any provisions of this by-law assigned to the managing director or to the president. The Chair shall have such other powers and duties as the board may specify.

6.03 Managing Director. - The board may from time to time also appoint from its number a managing director. If appointed, the managing director shall be the chief executive officer and, subject to the authority of the board, shall have general supervision of the business and affairs of the Corporation and such other powers and duties as the board may specify. During the absence or disability of the president, or if no president has been appointed, the managing director shall also have the powers and duties of that office.

6.04 President. - The president shall be the chief operating officer and, subject to the authority of the board, shall have general supervision of the business of the Corporation and such other powers and duties as the board may specify. During the absence or disability of the managing director, or if no managing director has been appointed, the president shall also have the powers and duties of that office.

6.05 Secretary. - Unless otherwise determined by the board, the secretary shall be the secretary of all meetings of the board, shareholders and committees of the board that he attends. The secretary shall enter or cause to be entered in records kept for that purpose minutes of all proceedings at meetings of the board, shareholders and committees of the board, whether or not in attendance at such meetings. The secretary shall give or cause to be given, as and when instructed, all notices to shareholders, directors, officers, auditors and members of committees of the board. The secretary shall be the custodian of the stamp or mechanical device generally used for affixing the corporate seal of the Corporation and of all books, records and instruments belonging to the Corporation, except when some other officer or agent has been appointed for that purpose, and have such other powers and duties as otherwise may be specified.

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6.06 Treasurer. - The treasurer shall keep proper accounting records in compliance with the Act and shall be responsible for the deposit of money, the safekeeping of securities and the disbursement of the funds of the Corporation. The treasurer shall render to the board whenever required an account of all transactions as treasurer and of the financial position of the Corporation and shall have such other powers and duties as otherwise may be specified.

6.07 Powers and Duties of Officers. - The powers and duties of all officers shall be such as the terms of their engagement call for or as the board or (except for those whose powers and duties are to be specified only by the board) the chief executive officer may specify. The board and (except as aforesaid) the chief executive officer may, from time to time and subject to the provisions of the Act, vary, add to or limit the powers and duties of any officer. Any of the powers and duties of an officer to whom an assistant has been appointed may be exercised and performed by such assistant, unless the board or the chief executive officer otherwise directs.

6.08 Term of Office. - The board, in its discretion, may remove any officer of the Corporation. Otherwise each officer appointed by the board shall hold office until his successor is appointed or until the officer resigns.

6.09 Agents and Attorneys. - The Corporation, by or under the authority of the board, shall have power from time to time to appoint agents or attorneys for the Corporation in or outside Canada with such powers (including the power to subdelegate) of management, administration or otherwise as may be thought fit.

6.10 Conflict of Interest. - An officer shall disclose any interest in a material contract or transaction or proposed material contract or transaction with the Corporation in accordance with section 4.18.

SECTION SEVEN

PROTECTION OF DIRECTORS, OFFICERS AND OTHERS

7.01 Limitation of Liability. - All directors and officers of the Corporation in exercising their powers and discharging their duties to the Corporation shall act honestly and in good faith with a view to the best interests of the Corporation and exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances. Subject to the foregoing, no director or officer shall be liable for the acts, omissions, failures, neglects or defaults of any other director, officer or employee, or for any loss, damage or expense happening to the Corporation through the insufficiency or deficiency of title to any property acquired for or on behalf of the Corporation, or for the insufficiency or deficiency of any security in or upon which any of the moneys of the Corporation shall be invested, or for any loss or damage arising from the bankruptcy, insolvency or tortious acts of any person with whom any of the moneys, securities or effects of the Corporation shall be deposited, or for any loss occasioned by any error of judgment or oversight on the part of such director or officer, or for any other loss, damage or misfortune which shall happen in the execution of the duties of office or in relation thereto; provided that nothing herein shall relieve any director or officer from the duty to act in accordance with the Act and the regulations thereunder or from liability for any breach thereof.

7.02 Indemnity.

(1) Subject to the Act and to section 7.02(2), the Corporation shall:

(a)	indemnify any individual who is or was a director or officer of the Corporation and any individual who acts or acted at the Corporation’s request as a director or officer (or any

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individual acting in a similar capacity) of another entity, against all costs, charges and expenses, including, without limitation, an amount paid to settle an action or satisfy a judgment, reasonably incurred by any such individual in respect of any civil, criminal, administrative, investigative or other proceeding in which such individual is involved because of that association with the Corporation or other entity; and

(b)	advance moneys to a director, officer or other individual for the costs, charges, and expenses of a proceeding referred to in section 7.02(1)(a) . The individual shall repay the moneys if such individual does not fulfil the conditions of section 7.02(2).

(2) The Corporation shall not indemnify an individual under section 7.02(1) unless such individual:

(a)	acted honestly and in good faith with a view to the best interests of the Corporation or, as the case may be, to the best interests of the other entity for which such individual acted as a director or officer (or in a similar capacity) at the Corporation’s request; and

(b)	in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, had reasonable grounds for believing that such individual’s conduct was lawful.

(3) The Corporation shall also indemnify any individuals referred to in section 7.02(1)(a) in such other circumstances as the Act or law permits or requires. Nothing in this by-law shall limit the right of any individual entitled to indemnity to claim indemnity apart from the provisions of this by-law.

7.03 Insurance. - Subject to the Act, the Corporation may purchase and maintain such insurance for the benefit of any individual referred to in section 7.02 hereof as the board may from time to time determine.

SECTION EIGHT

SHARES

8.01 Allotment of Shares. - Subject to the Act and the articles, the board may from time to time allot or grant options to purchase the whole or any part of the authorized and unissued shares of the Corporation at such times and to such persons and for such consideration as the board shall determine, provided that no share shall be issued until it is fully paid as provided by the Act.

8.02 Commissions. - The board may from time to time authorize the Corporation to pay a reasonable commission to any person in consideration of such person purchasing or agreeing to purchase shares of the Corporation, whether from the Corporation or from any other person, or procuring or agreeing to procure purchasers for any such shares.

8.03 Registration of Transfers. - Subject to the Act, no transfer of a share shall be registered in a securities register except upon compliance with the reasonable requirements of the Corporation and its transfer agents and with such restrictions on issue, transfer or ownership as are authorized by the articles.

8.04 Non-recognition of Trusts. - Subject to the Act, the Corporation may treat the registered holder of any share as the person exclusively entitled to vote, to receive notices, to receive any dividend or other payment in respect of the share, and otherwise to exercise all the rights and powers of an owner of the share.

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8.05 Share Certificates. - Every holder of one or more shares of the Corporation shall be entitled, at the holder’s option, to a share certificate, or to a non-transferable written certificate of acknowledgement of such right to obtain a share certificate, stating the number and class or series of shares held by such holder as shown on the securities register. Such certificates shall be in such form as the board may from time to time approve. Any such certificate shall be signed in accordance with section 2.04 and need not be under the corporate seal. Notwithstanding the foregoing, unless the board otherwise determines, certificates in respect of which a registrar, transfer agent, branch transfer agent or issuing or other authenticating agent has been appointed shall not be valid unless countersigned by or on behalf of such registrar, transfer agent, branch transfer agent or issuing or other authenticating agent. The signature of one of the signing officers under section 2.04 (or, in the case of a certificate which is not valid unless countersigned by or on behalf of a registrar, transfer agent, branch transfer agent or issuing or other authenticating agent, the signatures of both signing officers under section 2.04) may be printed or otherwise mechanically reproduced thereon. Every such printed or mechanically reproduced signature shall for all purposes be deemed to be the signature of the officer whose signature it reproduces and shall be binding upon the Corporation. A certificate executed as aforesaid shall be valid notwithstanding that one or both of the officers whose printed or mechanically reproduced signature appears thereon no longer holds office at the date of issue of the certificate.

8.06 Replacement of Share Certificates. - The board or any officer or agent designated by the board may direct the issue of a new share or other such certificate in lieu of and upon cancellation of a certificate that has been mutilated or in substitution for a certificate claimed to have been lost, apparently destroyed or wrongfully taken on payment of such reasonable fee and on such terms as to indemnity, reimbursement of expenses and evidence of loss and of title as the board may from time to time prescribe, whether generally or in any particular case.

8.07 Joint Shareholders. - If two or more persons are registered as joint holders of any share, the Corporation shall not be bound to issue more than one certificate in respect thereof, and delivery of such certificate to one of such persons shall be sufficient delivery to all of them. Any one of such persons may give effectual receipts for the certificate issued in respect thereof or for any dividend, bonus, return of capital or other money payable or warrant issuable in respect of such share.

8.08 Deceased Shareholders. - In the event of the death of a holder, or of one of the joint holders, of any share, the Corporation shall not be required to make any entry in the securities register in respect thereof or to make any dividend or other payments in respect thereof except upon production of all such documents as may be required by law and upon compliance with the reasonable requirements of the Corporation and its transfer agents.

8.09 Transfer Agents and Registrars. - The Corporation may from time to time, in respect of each class of securities issued by it, appoint a trustee, transfer or other agent to keep the securities register and the register of transfers and a registrar, trustee or agent to maintain a record of issued security certificates and may appoint one or more persons or agents to keep branch registers, and, subject to the Act, one person may be appointed to keep the securities register, register of transfers and the records of issued security certificates. Such appointment may be terminated at any time by the board.

SECTION NINE

DIVIDENDS AND RIGHTS

9.01 Dividends. - Subject to the Act, the articles and any unanimous shareholder agreement, the board may from time to time declare dividends payable to the shareholders according to their respective rights and interests in the Corporation. Dividends may be paid in money or property or by issuing fully paid shares of the Corporation or options or rights to acquire fully paid shares of the Corporation. Any dividend unclaimed

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after a period of 6 years from the date on which the same has been declared to be payable shall be forfeited and shall revert to the Corporation.

9.02 Dividend Cheques. - A dividend payable in money shall be paid by cheque to the order of each registered holder of shares of the class or series in respect of which it has been declared and mailed by prepaid ordinary mail to such registered holder at the holder’s recorded address, unless such holder otherwise directs. In the case of joint holders the cheque shall, unless such joint holders otherwise direct, be made payable to the order of all of such joint holders and mailed to them at their recorded address. The mailing of such cheque as aforesaid, unless the same is not paid on due presentation, shall satisfy and discharge the liability for the dividend to the extent of the sum represented thereby plus the amount of any tax which the Corporation is required to and does withhold. In the event of non-receipt of any dividend cheque by the person to whom it is sent as aforesaid, the Corporation shall issue to such person a replacement cheque for a like amount on such terms as to indemnity, reimbursement of expenses and evidence of non-receipt and of title as the board may from time to time prescribe, whether generally or in any particular case.

9.03 Record Date for Dividends and Rights. - The board may fix in advance a date, preceding by not more than 50 days the date for the payment of any dividend or the date for the issue of any warrant or other evidence of the right to subscribe for securities of the Corporation, as a record date for the determination of the persons entitled to receive payment of such dividend or to exercise the right to subscribe for such securities, and notice of any such record date shall be given not less than 7 days before such record date in the manner provided by the Act. If no record date is so fixed, the record date for the determination of the persons entitled to receive payment of any dividend or to exercise the right to subscribe for securities of the Corporation shall be at the close of business on the day on which the resolution relating to such dividend or right to subscribe is passed by the board.

SECTION TEN

MEETINGS OF SHAREHOLDERS

10.01 Annual Meetings. - The annual meeting of shareholders shall be held at such time in each year and, subject to section 10.03, at such place as the board, the chair of the board, the managing director or the president may from time to time determine, for the purpose of considering the financial statements and reports required by the Act to be placed before the annual meeting, electing directors, appointing auditors and for the transaction of such other business as may properly be brought before the meeting.

10.02 Special Meetings. - The board, the chair of the board, the managing director or the president shall have power to call a special meeting of shareholders at any time.

10.03 Meetings by Electronic Means. - A meeting of the shareholders may be held by telephonic or electronic means and a shareholder who, through those means, votes at the meeting or establishes a communications link to the meeting shall be deemed for the purposes of the Act to be present at the meeting.

10.04 Place of Meetings. - Subject to the articles and any unanimous shareholder agreement meetings of shareholders of the Corporation shall be held at such place in or outside Ontario as the directors determine or, in the absence of such a determination, at the place where the registered office of the Corporation is located. A meeting held under Section 10.03 shall be deemed to be held at the place where the registered office of the Corporation is located.

10.05 Notice of Meetings. - Notice of the time and place of each meeting of shareholders shall be given in the manner provided in Section Eleven not less than 21 nor more than 50 days before the date of the meeting to each director, to the auditor, and to each shareholder who at the close of business on the record

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date for notice is entered in the securities register as the holder of one or more shares carrying the right to vote at the meeting. Notice of a meeting of shareholders called for any purpose other than consideration of the minutes of an earlier meeting, financial statements and auditor’s report, election of directors and reappointment of the incumbent auditor shall state the nature of such business in sufficient detail to permit the shareholder to form a reasoned judgment thereon and shall state the text of any special resolution or by-law to be submitted to the meeting.

10.06 List of Shareholders Entitled to Notice. - For every meeting of shareholders, the Corporation shall prepare a list of shareholders entitled to receive notice of the meeting, arranged in alphabetical order and showing the number of shares held by each shareholder entitled to vote at the meeting. If a record date for the meeting is fixed pursuant to section 10.07, the shareholders listed shall be those registered at the close of business on such record date. If no record date is fixed, the shareholders listed shall be those registered at the close of business on the day immediately preceding the day on which notice of the meeting is given or, where no such notice is given, on the day on which the meeting is held. The list shall be available for examination by any shareholder during usual business hours at the registered office of the Corporation or at the place where the central securities register is maintained and at the meeting for which the list was prepared. Where a separate list of shareholders has not been prepared, the names of persons appearing in the securities register at the requisite time as the holder of one or more shares carrying the right to vote at such meeting shall be deemed to be a list of shareholders.

10.07 Record Date for Notice. - The board may fix in advance a date, preceding the date of any meeting of shareholders by not more than 60 days and not less than 30 days, as a record date for the determination of the shareholders entitled to notice of the meeting, and notice of any such record date shall be given not less than seven days before such record date, by newspaper advertisement in the manner provided in the Act and by written notice to each stock exchange in Canada on which the shares of the Corporation are listed for trading. If no such record date is so fixed, the record date for the determination of the shareholders entitled to receive notice of the meeting shall be at the close of business on the day immediately preceding the day on which the notice is given or, if no notice is given, shall be the day on which the meeting is held.

10.08 Meetings Without Notice. - A meeting of shareholders may be held without notice at any time and place permitted by the Act (a) if all the shareholders entitled to vote thereat are present in person or duly represented or if those not present or represented waive notice of or otherwise consent to such meeting being held, and (b) if the auditors and the directors are present or waive notice of or otherwise consent to such meeting being held; so long as such shareholders, auditors or directors present are not attending for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called. At such a meeting any business may be transacted which the Corporation at a meeting of shareholders may transact.

10.09 Chair, Secretary and Scrutineers. - The chair of any meeting of shareholders shall be the first mentioned of such of the following officers as have been appointed and who is present at the meeting: managing director, president, chair of the board, or a vice-president who is a shareholder. If no such officer is present within 15 minutes from the time fixed for holding the meeting, the persons present and entitled to vote shall choose one of their number to be chair. If the secretary of the Corporation is absent, the chair shall appoint some person, who need not be a shareholder, to act as secretary of the meeting. If desired, one or more scrutineers, who need not be shareholders, may be appointed by a resolution or by the chair with the consent of the meeting.

10.10 Persons Entitled to be Present. - The only persons entitled to be present at a meeting of shareholders shall be those entitled to vote thereat, the directors and auditor of the Corporation and others who, although not entitled to vote, are entitled or required under any provision of the Act or the articles or by-laws to be present at the meeting. Any other person may be admitted only on the invitation of the chair of the meeting or with the consent of the meeting.

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10.11 Quorum. - A quorum for the transaction of business at any meeting of shareholders shall be two persons present in person, each being a shareholder entitled to vote thereat or a duly appointed proxyholder or representative for a shareholder so entitled, irrespective of the number of shares held by such persons. If a quorum is present at the opening of any meeting of shareholders, the shareholder or shareholders present or represented may proceed with the business of the meeting notwithstanding that a quorum is not present throughout the meeting. If a quorum is not present at the time appointed for the meeting or within a reasonable time thereafter as the shareholders may determine, the shareholders present or represented may adjourn the meeting to a fixed time and place but may not transact any other business.

10.12 Right to Vote. - Every person named in the list referred to in section 10.06 shall be entitled to vote the shares shown thereon opposite such person’s name at the meeting to which such list relates.

10.13 Proxyholders and Representatives. - Every shareholder entitled to vote at a meeting of shareholders may appoint a proxyholder, or one or more alternate proxyholders, as nominee of such shareholder to attend and act at the meeting in the manner and to the extent authorized and with the authority conferred by the proxy. A proxy must be signed in writing or by electronic signature by the shareholder or an attorney who is authorized by a document that is signed in writing or by electronic signature or, if the shareholder is a body corporate, by an officer or attorney of the body corporate duly authorized and shall conform with the requirements of the Act. Alternatively, every such shareholder which is a body corporate or association may authorize by resolution of its directors or governing body an individual to represent it at a meeting of shareholders of the Corporation and such individual may exercise on the shareholder’s behalf all the powers it could exercise if it were an individual shareholder. The authority of such an individual shall be established by depositing with the Corporation a certified copy of such resolution, or in such other manner as may be satisfactory to the secretary of the Corporation or the chair of the meeting. Any such proxyholder or representative need not be a shareholder. A proxy ceases to be valid one year from its date.

10.14 Time for Deposit of Proxies. - The board may fix a time not exceeding 48 hours, excluding Saturdays and holidays, preceding any meeting or adjourned meeting of shareholders before which time proxies to be used at the meeting must be deposited with the Corporation or an agent thereof, and any period of time so fixed shall be specified in the notice calling the meeting. A proxy shall be acted upon only if, prior to the time so specified, it shall have been deposited with the Corporation or an agent thereof specified in such notice or if, no such time having been specified in such notice, it has been received by the secretary of the Corporation or by the chair of the meeting or any adjournment thereof prior to the time of voting.

10.15 Joint Shareholders. - If two or more persons hold shares jointly, any one of them present in person or duly represented at a meeting of shareholders may, in the absence of the other or others, vote the shares; but if two or more of those persons are present in person or represented and vote, they shall vote as one the shares jointly held by them.

10.16 Votes to Govern. - At any meeting of shareholders every question shall, unless otherwise required by the articles or by-laws or by law, be determined by a majority of the votes cast on the question. In case of an equality of votes either upon a show of hands or upon a poll, the chair of the meeting shall not be entitled to a second or casting vote.

10.17 Show of Hands. - Subject to the Act, any question at a meeting of shareholders shall be decided by a show of hands, unless a ballot thereon is required or demanded as hereinafter provided, and upon a show of hands every person who is present and entitled to vote shall have one vote. Whenever a vote by show of hands shall have been taken upon a question, unless a ballot thereon is so required or demanded, a declaration by the chair of the meeting that the vote upon the question has been carried or carried by a particular majority or not carried and an entry to that effect in the minutes of the meeting shall be prima facie evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against any resolution or other proceeding in respect of the said question, and the result of the vote so taken shall be the decision of the shareholders upon the said question.

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10.18 Ballots. - On any question proposed for consideration at a meeting of shareholders, and whether or not a show of hands has been taken thereon, the chair may require a ballot or any person who is present and entitled to vote on such question at the meeting may demand a ballot. A ballot so required or demanded shall be taken in such manner as the chair shall direct. A requirement or demand for a ballot may be withdrawn at any time prior to the taking of the ballot. If a ballot is taken each person present shall be entitled, in respect of the shares which such person is entitled to vote at the meeting upon the question, to that number of votes provided by the Act or the articles, and the result of the ballot so taken shall be the decision of the shareholders upon the said question.

10.19 Adjournment. - The chair at a meeting of shareholders may, with the consent of the meeting and subject to such conditions as the meeting may decide, adjourn the meeting from time to time and from place to place. If a meeting of shareholders is adjourned for less than 30 days, it shall not be necessary to give notice of the adjourned meeting, other than by announcement at the earliest meeting that is adjourned. Subject to the Act, if a meeting of shareholders is adjourned by one or more adjournments for an aggregate of 30 days or more, notice of the adjourned meeting shall be given as for an original meeting.

SECTION ELEVEN

NOTICES

11.01 Method of Giving Notices. - Any notice (which term includes any communication or document) to be given (which term includes sent, delivered or served) pursuant to the Act, the regulations thereunder, the articles, the by-laws or otherwise to a shareholder, director, officer, auditor or member of a committee of the board shall be sufficiently given if delivered personally to the person to whom it is to be given, if mailed to such person at the person’s recorded address by prepaid mail, or if transmitted by telephone facsimile or other electronic means in accordance with the Electronic Commerce Act (Ontario). A notice so delivered shall be deemed to have been given when it is delivered personally or to the recorded address as aforesaid; a notice so mailed shall be deemed to have been given when deposited in a post office or public letter box; and a notice so sent by any means of transmitted or recorded communication shall be deemed to have been given when dispatched or delivered by dispatch. A notice so delivered shall be deemed to have been received when it is delivered personally, a notice so mailed shall be deemed to have been received on the fifth day after it is deposited in a post office or public letter box, and a notice so transmitted shall be deemed to have been received on the day it is transmitted. The secretary may change or cause to be changed the recorded address of any shareholder, director, officer, auditor or member of a committee of the board in accordance with any information believed by the secretary to be reliable.

11.02 Notice to Joint Shareholders. - If two or more persons are registered as joint holders of any share, any notice may be addressed to all such joint holders, but notice addressed to one of such persons shall be sufficient notice to all of them.

11.03 Computation of Time. - In computing the date when notice must be given under any provision requiring a specified number of days’ notice of any meeting or other event, the day of giving the notice shall be excluded and the day of the meeting or other event shall be excluded.

11.04 Undelivered Notices. - If any notice given to a shareholder pursuant to section 11.01 is returned on three consecutive occasions because the shareholder cannot be found, the Corporation shall not be required to give any further notices to such shareholder until informed in writing by the shareholder of a new address.

11.05 Omissions and Errors. - The accidental omission to give any notice to any shareholder, director, officer, auditor or member of a committee of the board or the non-receipt of any notice by any such

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person or any error in any notice not affecting the substance thereof shall not invalidate any action taken at any meeting held pursuant to such notice or otherwise founded thereon.

11.06 Persons Entitled by Death or Operation of Law. - Every person who, by operation of law, transfer, death of a shareholder or any other means whatsoever, shall become entitled to any share, shall be bound by every notice in respect of such share which shall have been duly given to the shareholder from whom such person derives title to such share prior to the name and address of such person being entered on the securities register (whether such notice was given before or after the happening of the event upon which such person became so entitled) and prior to such person furnishing to the Corporation the proof of authority or evidence of entitlement prescribed by the Act.

11.07 Waiver of Notice. - Any shareholder, proxyholder or other person entitled to attend a meeting of shareholders, director, officer, auditor or member of a committee of the board may at any time waive any notice, or waive or abridge the time for any notice, required to be given to him under the Act, the regulations thereunder, the articles, the by-laws or otherwise, and such waiver or abridgement, whether given before or after the meeting or other event of which notice is required to be given, shall cure any default in the giving or in the time of such notice, as the case may be. Any such waiver or abridgement shall be in writing and may be sent by electronic means in accordance with the Electronic Commerce Act (Ontario), except a waiver of notice of a meeting of shareholders or of the board or a committee of the board which may be given in any manner.

11.08 Interpretation. - In this by-law, “recorded address” means in the case of a shareholder the address as recorded in the securities register; and in the case of joint shareholders the address appearing in the securities register in respect of such joint holding or the first address so appearing if there are more than one; in the case of an officer, auditor or member of a committee of the board, the latest address as recorded in the records of the Corporation; and in the case of a director, the latest address as shown in the records of the corporation or in the most recent notice filed under the Corporations Information Act (Ontario), whichever is the more current.

SECTION TWELVE

EFFECTIVE DATE AND REPEAL

12.01 Effective Date. - This by-law shall come into force when made by the board in accordance with the Act.

12.02 Repeal. - All previous by-laws of the Corporation are repealed as of the coming into force of this by-law. Such repeal shall not affect the previous operation of any by-law so repealed or affect the validity of any act done or right, privilege, obligation or liability acquired or incurred under, or the validity of any contract or agreement made pursuant to, or the validity of any articles (as defined in the Act) or predecessor charter documents of the Corporation obtained pursuant to, any such by-law prior to its repeal. All officers and persons acting under any by-law so repealed shall continue to act as if appointed under the provisions of this by-law and all resolutions of the shareholders or the board or a committee of the board with continuing effect passed under any repealed by-law shall continue to be good and valid except to the extent inconsistent with this by-law and until amended or repealed.

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SCHEDULE B

AUDIT COMMITTEE MANDATE

MAUDORE MINERALS LTD.

1.	Introduction

The Audit Committee (the “Committee”) of Maudore Minerals Ltd. (the “Corporation”) is a committee of the Board of Directors (the “Board”). The Committee shall oversee the accounting and financial reporting practices of the Corporation and the audits of the Corporation’s financial statements. This Mandate sets out the responsibilities and duties of the Committee, and describes the qualifications and status required to become a member of the Committee. The Committee will, periodically and as required, make recommendations to the Board regarding the financial information and accounting practices of the Corporation, mainly with regard to the process of reporting and disclosure.

2.	Membership

Number of Members

The Committee shall be composed of three or more members of the Board.

Independence of Members

A majority of the members of the Committee shall be independent. “Independent” shall have the meaning, as the context requires, given to it in National Instrument 52-110 - Audit Committees, as may be amended from time to time.

Chair

At the time of the annual appointment of the members of the Committee, the Board shall appoint a Chair of the Committee (a “Chair”). The Chair shall be a member of the Committee, preside over all Committee meetings, coordinate the Committee’s compliance with this Mandate, work with management to develop the Committee’s annual work-plan and provide reports of the Committee to the Board.

Term of Members

The members of the Committee shall be appointed annually by the Board. Each member of the Committee shall serve at the pleasure of the Board until the member resigns, is removed, or ceases to be a member of the Board. Unless a Chair is elected by the Board, the members of the Committee may designate a Chair by majority vote of the full Committee membership.

3.	Meetings

Number of Meetings

The Committee may meet as many times per year as necessary to carry out its responsibilities.

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Quorum

No business may be transacted by the Committee at a meeting unless a quorum of the Committee is present. A majority of members of the Committee shall constitute a quorum.

Calling of Meetings

The Chair, any member of the Committee, the external auditors, the Chairman of the Board, or the Chief Executive Officer or the Chief Financial Officer may call a meeting of the Committee by notifying the Corporation’s Corporate Secretary who will notify the members of the Committee. The Chair shall chair all Committee meetings that he or she attends, and in the absence of the Chair, the members of the Committee present may appoint a chair from their number for a meeting.

Minutes; Reporting to the Board

The Committee shall maintain minutes or other records of meetings and activities of the Committee in sufficient detail to convey the substance of all discussions held. Upon approval of the minutes by the Committee, the minutes shall be circulated to the members of the Board. However, the Chair may report orally to the Board on any matter in his or her view requiring the immediate attention of the Board.

Attendance of Non-Members

The external auditors are entitled to attend and be heard at each Committee meeting. In addition, the Committee may invite to a meeting any officers or employees of the Corporation, legal counsel, advisors and other persons whose attendance it considers necessary or desirable in order to carry out its responsibilities. At least once per year, the Committee shall meet with the internal auditor and management in separate sessions to discuss any matters that the Committee or such individuals consider appropriate.

The Committee shall have the authority to retain external legal counsel, consultants or other advisors to assist it in fulfilling its responsibilities and to set and pay the respective compensation for these advisers without consulting or obtaining the approval of the Board or any officer of the Corporation. The Corporation shall provide appropriate funding, as determined by the Committee, for the services of these advisors.

Meetings without Management

The Committee shall hold unscheduled or regularly scheduled meetings, or portions of meetings, at which management is not present.

Procedure

The procedures for calling, holding, conducting and adjourning meetings of the Committee shall be the same as those applicable to meetings of the Board.

Access to Management

The Committee shall have unrestricted access to the Corporation’s management and employees and the books and records of the Corporation.

4.	Duties and Responsibilities

The Committee shall have the functions and responsibilities set out below as well as any other functions that are specifically delegated to the Committee by the Board and that the Board is authorized to delegate by applicable laws and regulations. In addition to these functions and responsibilities, the Committee shall perform the duties required of an audit committee by any exchange upon which securities of the

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Corporation are traded, or any governmental or regulatory body exercising authority over the Corporation, as are in effect from time to time (collectively, the “Applicable Requirements”).

Financial Reports

(a) General

The Committee is responsible for overseeing the Corporation’s financial statements and financial disclosures. Management is responsible for the preparation, presentation and integrity of the Corporation’s financial statements and financial disclosures and for the appropriateness of the accounting principles and the reporting policies used by the Corporation. The auditors are responsible for auditing the Corporation’s annual consolidated financial statements and for reviewing the Corporation’s unaudited interim financial statements.

(b) Review of Annual Financial Reports

The Committee shall review the annual consolidated audited financial statements of the Corporation, the auditors’ report thereon, the related management’s discussion and analysis of the Corporation’s financial condition and results of operation (“MD&A”) and profit or loss press releases before the issuer publically discloses this information. After completing its review, if advisable, the Committee shall approve and recommend for Board approval the annual financial statements and the related MD&A.

(c) Review of Interim Financial Reports

The Committee shall review the interim consolidated financial statements of the Corporation, the auditors’ review report thereon, the related MD&A and profit or loss press releases before the issuer publically discloses this information. After completing its review, if advisable, the Committee shall approve and recommend for Board approval the interim financial statements and the related MD&A.

(d) Review Considerations

In conducting its review of the annual financial statements or the interim financial statements, the Committee shall, before such information is publically disclosed by the Corporation:

(i)	meet with management and the auditors to discuss the financial statements and MD&A;

(ii)	review the disclosures in the financial statements;

(iii)	review the audit report or review report prepared by the auditors;

(iv)	discuss with management, the auditors and internal legal counsel, as requested, any litigation claim or other contingency that could have a material effect on the financial statements;

(v)	review the accounting policies followed and critical accounting and other significant estimates and judgements underlying the financial statements as presented by management;

(vi)	review any material effects of regulatory accounting initiatives or off-balance sheet structures on the financial statements as presented by management, including requirements relating to complex or unusual transactions, significant changes to accounting principles and alternative treatments under International Financial Reporting Standards;

(vii)	review any material changes in accounting policies and any significant changes in accounting practices and their impact on the financial statements as presented by management;

(viii)	review management’s report on the effectiveness of internal controls over financial reporting;

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(ix)	review the factors identified by management as factors that may affect future financial results;

(x)	review any complaints received by the Committee regarding accounting, internal accounting controls or auditing matters; and

(xi)	review any other matters, related to the financial statements, that are brought forward by the auditors, management or which are required to be communicated to the Committee under accounting policies, auditing standards or Applicable Requirements.

(e)	Approval of Other Financial Disclosures

The Committee shall review and, if advisable, approve and recommend for Board approval financial disclosure in a prospectus or other securities offering document of the Corporation, press releases disclosing, or based upon, financial results of the Corporation and any other material financial disclosure, including financial guidance provided to analysts, rating agencies or otherwise publicly disseminated.

(f)	Risk Management Process

The Committee shall ensure the Corporation has appropriate processes in place to manage the principal risks of its business including considering and reviewing such internal processes, reviewing insurance coverage, and obtaining assurance from management regarding the adequacy of risk management processes.

Auditors

(a)	General

The Committee shall be responsible for oversight of the work of the auditors, including the auditors’ work in preparing or issuing an audit report, performing other audit, review or attest services or any other related work.

(b)	Nomination and Compensation

The Committee shall review and, if advisable, select and recommend for Board approval the external auditors to be nominated and the compensation of such external auditor. The Committee shall have ultimate authority to approve all audit engagement terms and fees, including the auditors’ audit plan.

(c)	Resolution of Disagreements

The Committee shall resolve any disagreements between management and the auditors as to financial reporting matters brought to its attention.

(d)	Discussions with Auditors

At least annually, the Committee shall discuss with the auditors such matters as are required by applicable auditing standards to be discussed by the auditors with the Audit Committee.

(e)	Audit Plan

At least annually, the Committee shall review a summary of the auditors’ annual audit plan. The Committee shall consider and review with the auditors any material changes to the scope of the plan.

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(f)	Quarterly Review Report

The Committee shall review a report prepared by the auditors in respect of each of the interim financial statements of the Corporation.

(g)	Independence of Auditors

At least annually, and before the auditors issue their report on the annual financial statements, the Committee shall obtain from the auditors a formal written statement describing all relationships between the auditors and the Corporation; discuss with the auditors any disclosed relationships or services that may affect the objectivity and independence of the auditors; and obtain written confirmation from the auditors that they are objective and independent within the meaning of the applicable Rules of Professional Conduct/Code of Ethics adopted by the provincial institute or order of chartered accountants to which the auditors belong and other Applicable Requirements. The Committee shall take appropriate action to oversee the independence of the auditors.

(h)	Requirement for Pre-Approval of Non-Audit Services

The Committee shall approve in advance any retainer of the auditors to perform any non-audit service to the Corporation that it deems advisable in accordance with Applicable Requirements and Board approved policies and procedures. The Committee may delegate pre-approval authority to a member of the Committee. The decisions of any member of the Committee to whom this authority has been delegated must be presented to the full Committee at its next scheduled Committee meeting.

(i)	Approval of Hiring Policies

The Committee shall review and approve the Corporation’s hiring policies regarding partners, employees and former partners and employees of the present and former external auditors of the Corporation.

(j)	Financial Executives

The Committee shall review and discuss with management the appointment of key financial executives and recommend qualified candidates to the Board, as appropriate.

Internal Controls

(a)	General

The Committee shall review the Corporation’s system of internal controls.

(b)	Establishment, Review and Approval

The Committee shall require management to implement and maintain appropriate systems of internal controls in accordance with Applicable Requirements, including internal controls over financial reporting and disclosure and to review, evaluate and approve these procedures. At least annually, the Committee shall consider and review with management and the auditors:

(i)	the effectiveness of, or weaknesses or deficiencies in: the design or operation of the Corporation’s internal controls (including computerized information system controls and security); the overall control environment for managing business risks; and accounting, financial and disclosure controls (including, without limitation, controls over financial reporting), non-financial controls, and legal and regulatory controls and the impact of any identified weaknesses in internal controls on management’s conclusions;

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(ii)	any significant changes in internal controls over financial reporting that are disclosed, or considered for disclosure, including those in the Corporation’s periodic regulatory filings;

(iii)	any material issues raised by any inquiry or investigation by the Corporation’s regulators;

(iv)	any related significant issues and recommendations of the auditors together with management’s responses thereto, including the timetable for implementation of recommendations to correct weaknesses in internal controls over financial reporting and disclosure controls.

Compliance with Legal and Regulatory Requirements

The Committee shall review reports from the Corporation’s Corporate Secretary and other management members on: legal or compliance matters that may have a material impact on the Corporation; the effectiveness of the Corporation’s compliance policies; and any material communications received from regulators. The Committee shall review management’s evaluation of and representations relating to compliance with specific applicable law and guidance, and management’s plans to remediate any deficiencies identified.

Whistleblower Procedures

The Committee shall establish for (a) the receipt, retention, and treatment of complaints received by the Corporation regarding accounting, internal accounting controls, or auditing matters; and (b) the confidential, anonymous submission by employees of the Corporation of concerns regarding questionable accounting or auditing matters. Any such complaints or concerns that are received shall be reviewed by the Committee and, if the Committee determines that the matter requires further investigation, it will direct the Chair of the Committee to engage outside advisors, as necessary or appropriate, to investigate the matter and will work with management and the general counsel to reach a satisfactory conclusion.

Committee Disclosure

The Committee shall prepare, review and approve any audit committee disclosures required by Applicable Requirements in the Corporation’s disclosure documents.

Delegation

The Committee may, to the extent permissible by Applicable Requirements, designate a sub-committee to review any matter within this mandate as the Committee deems appropriate.

Right to hire Third Party Consultants

The Committee may, at its own discretion and without the approval of the Board of Directors, hire third party consultants or lawyers, in order to assist with an investigation of possible irregularities or potential fraudulent activities that come to its attention, or for such other matters where the external auditors are unable to provide support.

5.	No Rights Created

This Mandate is a statement of broad policies and is intended as a component of the flexible governance framework within which the Committee, functions. While it should be interpreted in the context of all applicable laws, regulations and listing requirements, as well as in the context of the Corporation’s Articles and By-laws, it is not intended to establish any legally binding obligations.

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6.	Mandate Review

The Committee shall review and update this Mandate as needed and present it to the Board for approval.

Adopted: September, 2012

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